SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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The Progressive Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[PROGRESSIVE LOGO]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 18, 2003

    Notice is hereby given that the Annual Meeting of Shareholders of The Progressive Corporation will be held at 6671 Beta Drive, Mayfield Village, Ohio, on Friday, April 18, 2003, at 10:00 a.m., Cleveland time, for the following purposes:

1.	To elect three directors;

2.	To approve an amendment to the Company’s Amended Articles of Incorporation to increase the number of authorized Common Shares from 300,000,000 to 600,000,000;

3.	To approve The Progressive Corporation 2003 Incentive Plan and the performance goals set forth therein;

4.	To approve The Progressive Corporation 2003 Directors Equity Incentive Plan;

5.	To approve an amendment to the Company’s Code of Regulations to allow the Company to notify shareholders of record of shareholder meetings by electronic or other means of communication authorized by the shareholder;

6.	To approve an amendment to the Company’s Code of Regulations to allow the Board of Directors to hold shareholder meetings, or to permit shareholders to attend and participate in shareholder meetings, by communications equipment;

7.	To approve an amendment to the Company’s Code of Regulations to allow shareholders and others entitled to vote at shareholder meetings to appoint proxies by verifiable non-written communications; and

8.	To transact such other business as may properly come before the meeting.

   Only shareholders of record at the close of business on February 28, 2003, will be entitled to notice of and to vote at said meeting or any adjournment thereof.

   By Order of the Board of Directors.

Charles E. Jarrett, Secretary

March      , 2003

   Shareholders who do not expect to attend the meeting in person are urged to date and sign the enclosed proxy and return it in the enclosed postage-paid envelope.

THE PROGRESSIVE CORPORATION

PROXY STATEMENT

    This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of The Progressive Corporation, an Ohio corporation (“Company”), to be held at 10:00 a.m., Cleveland time, on Friday, April 18, 2003, at 6671 Beta Drive, Mayfield Village, Ohio 44143, and at any adjournment thereof. This statement and the accompanying proxy, which includes the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2002 as an Appendix, will be sent to shareholders on or about March 17, 2003.

   The close of business on February 28, 2003, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. At that date, the Company had outstanding                               Common Shares, each of which will be entitled to one vote.

ITEM 1: ELECTION OF DIRECTORS

    The Company’s Code of Regulations provides that the number of directors shall be fixed at no fewer than five or more than twelve. The number of directors has been fixed at twelve and there are currently twelve directors on the Board. The Code of Regulations provides that the directors are to be divided into three classes as nearly equal in number as possible and that the classes are to be elected for staggered terms of three years each. Directors of one class are elected annually. At the meeting, the shares represented by the proxies obtained hereby, unless otherwise specified, will be voted for the election as directors of the three nominees hereinafter named, each to serve for a three-year term and until his respective successor is duly elected and qualified. If, by reason of death or other unexpected occurrence, any one or more of the nominees herein named should not be available for election, the proxies will be voted for such substitute nominee(s), if any, as the Board of Directors may propose.

   Based upon a recommendation from the Nominating and Governance Committee, the Board has nominated the three nominees named below for reelection to the Board. Since the terms of four directors will expire on the date of the Annual Meeting, a vacancy on the Board will be created. Vacancies on the Board may be filled by a majority vote of the remaining directors and, in such event, the new director will serve for the remainder of the unexpired term of the class of directors to which he is assigned. Assignments will be made so that the directors are distributed among the several classes as nearly equally as possible. No decision has been made to fill the vacancy, nor has the Nominating and Governance Committee or the Board selected any candidates to fill the vacancy.

   Proxies cannot be voted at the Annual Meeting for a greater number of persons than the three nominees named in this proxy statement. No shareholder nominations for the election of directors have been received within the time period required by Section 13 of Article II of the Company’s Code of Regulations.

   If notice in writing is given by any shareholder to the President, a Vice President or the Secretary not less than 48 hours before the time fixed for holding the Annual Meeting that such shareholder desires that the voting for election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of such meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses at such election and to give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares he holds, or to distribute such number of votes among two or more nominees, as he sees fit. If the enclosed proxy is executed and returned and voting for the election of directors is cumulative, the persons named in the enclosed proxy will have the authority to cumulate votes and to vote the shares represented by such proxy, and by other proxies held by them, so as to elect as many of the three nominees named below as possible.

   The following information is set forth with respect to each person nominated for election as a director and for those directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each such nominee or director has held the principal occupation indicated for more than the last five years. Each such nominee is currently a director of the Company.

Nominees for Election at the Annual Meeting

		Principal Occupation and Last Five Years	Director	Term
Name	Age	Business Experience	Since	Expires

Stephen R. Hardis(1)	67	Chairman of the Board, Axcelis Technologies, Inc., Beverly, Massachusetts (semiconductor equipment manufacturing) since May 2000; Chairman of the Board and Chief Executive Officer, Eaton Corporation, Cleveland, Ohio (manufacturing) prior to July 2000	1988	2006
Philip A. Laskawy(2)	61	Retired since September 2001; Chairman and Chief Executive Officer, Ernst & Young, New York, New York (professional services) prior to September 2001	2001	2006
Norman S. Matthews(3)	70	Consultant, New York, New York	1981	2006

Directors whose terms will continue after the Annual Meeting

		Principal Occupation and Last Five Years	Director	Term
Name	Age	Business Experience	Since	Expires

B. Charles Ames(4)	77	Partner, Clayton, Dubilier & Rice, Inc., New York, New York (investment banking)	1983	2004
Peter B. Lewis	69	Chairman of the Board of the Company; President of the Company prior to January 2001; Chief Executive Officer during 2000 and prior to January 1999; Chief Executive Officer — Insurance Operations during 1999; President, Chairman of the Board and Chief Executive Officer of Progressive Casualty Insurance Company prior to March 2000	1965	2004
Glenn M. Renwick(5)	47	President and Chief Executive Officer of the Company since January 2001; Chief Executive Officer-Insurance Operations during 2000; Chief Information Officer from January 1998 to March 2000; President, Chairman of the Board and Chief Executive Officer of Progressive Casualty Insurance Company since March 2000	1999	2004
Donald B. Shackelford(6)	70	Chairman of the Board, Fifth Third Bank, Central Ohio (successor to State Savings Bank), Columbus, Ohio (commercial bank) since June 1998; Chairman of the Board, State Savings Bank, Columbus, Ohio (savings bank) prior to June 1998	1976	2004
Milton N. Allen(7)	75	Consultant to or director or trustee of various for-profit and not-for-profit organizations	1978	2005
Charles A. Davis(8)	54	Vice Chairman, Marsh & McLennan Companies, New York, New York (insurance) since September 1999; Chairman and Chief Executive Officer, MMC Capital, Inc., New York, New York (global private equity firm) since April 1998; Limited Partner, Goldman Sachs Group L.P., New York, New York (investment banking) prior to April 1998	1996	2005

		Principal Occupation and Last Five Years	Director	Term
Name	Age	Business Experience	Since	Expires

Bernadine P. Healy, M.D.(9)	58	Medical & Science Columnist, U.S. News & World Report, Washington, D.C. (publishing) since September 2002; President and Chief Executive Officer, American Red Cross, Washington D.C. (emergency services) from September 1999 to December 2001; Dean of the College of Medicine and Public Health and Professor of Medicine, Ohio State University, Columbus, Ohio (education) prior to 1999	2002	2005
Jeffrey D. Kelly(10)	49	Executive Vice President and Chief Financial Officer, National City Corporation, Cleveland, Ohio (commercial banking)	2000	2005

(1)	Mr. Hardis is also a director of Nordson Corporation, Lexmark International, Inc., American Greetings Corp., STERIS Corporation, Apogent Technologies Inc. and Marsh & McLennan Companies, all of which, as well as Axcelis Technologies, Inc., are publicly held.

(2)	Mr. Laskawy is also a director of General Motors Corporation, Loews Corporation, Henry Schein, Inc., and Heidrick & Struggles International, Inc., which are publicly held.

(3)	Mr. Matthews is also a director of Toys “R” Us, Inc., Sunoco, Inc., Finlay Fine Jewelry, Inc., Henry Schein, Inc. and Galyan’s Trading Company, which are publicly held.

(4)	Mr. Ames is also a director of Lexmark International, Inc., which is publicly held, and Riverwood International, Inc., Remington Arms Co. and Schulte Bautechnik GmbH and Co., KG, which are privately held.

(5)	Mr. Renwick is also an officer and director of other subsidiaries of the Company and a director of Fiserv, Inc., which is publicly held.

(6)	Mr. Shackelford is also a director of The Limited, Inc., Intimate Brands, Inc. and Fifth Third Bancorp of Cincinnati, which are publicly held.

(7)	Mr. Allen is also a director of Phoenix Venture Partners and Del Rio Investment Corporation, which are privately held.

(8)	Mr. Davis is also a director of Marsh & McLennan Companies, Media General, Inc. and Merchants Bancshares, Inc., which are publicly held.

(9)	Dr. Healy is also a director of Medtronic Inc., Ashland Inc., National City Corporation and Invacare Corp., which are publicly held.

(10)	Mr. Kelly is also a director of National Processing Co., Inc., which is publicly held.

   Six meetings of the Board of Directors were held during 2002 and the Board adopted resolutions by written action pursuant to Ohio corporation law on one occasion.

   The Board has named an Executive Committee, an Audit Committee, an Investment and Capital Committee, a Compensation Committee, and a Nominating and Governance Committee, as described below.

   Messrs. Allen, Hardis, Lewis and Renwick are the current members of the Board’s Executive Committee, which exercises all powers of the Board between Board meetings, except the power to fill vacancies on the Board or its committees. During 2002, the Executive Committee adopted resolutions by written action pursuant to Ohio corporation law on seven occasions.

   Messrs. Allen, Ames and Laskawy are the current members of the Board’s Audit Committee, which assures that the organizational structure, policies, controls and systems are in place to monitor performance and monitors the integrity of the Company’s financial statements, the Company’s financial reporting processes and internal controls, and compliance by the Company with legal and regulatory requirements. The Committee also is responsible for confirming the indepen-

dence of, and for the appointment, compensation, retention and oversight of the work of, the Company’s independent accountants. The Committee provides an independent channel to receive appropriate communications from employees, auditors, legal counsel, bankers and consultants and monitors the public release of financial information. All members of the Audit Committee have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and are independent as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards. During 2002, the Audit Committee met six times, participated in eight conference calls to review the Company’s financial and operating results and adopted resolutions by written action pursuant to Ohio corporation law on one occasion.

   Messrs. Hardis, Kelly and Shackelford are current members of the Board’s Investment and Capital Committee, which monitors and advises the Company on its investment and capital management policies. During 2002, the Investment and Capital Committee met six times.

   Messrs. Davis and Matthews and Ms. Hill are the current members of the Board’s Compensation Committee, which approves the Company’s equity and other compensation plans and awards thereunder and monitors the operation of the Company’s compensation programs, including the various cash and stock incentive programs in which executive officers and employees of the Company participate. During 2002, the Compensation Committee met five times and adopted resolutions by written action pursuant to Ohio corporation law on five occasions.

   Messrs. Davis, Hardis and Matthews are the current members of the Board’s Nominating and Governance Committee, which considers the qualifications of individuals who are proposed as possible nominees for election to the Board and makes recommendations to the Board with respect to such possible nominees and reviews and makes recommendations on corporate governance issues. During 2002, the Nominating and Governance Committee reviewed the qualifications of potential candidates and recommended Bernadine P. Healy, M.D. to fill the vacancy on the Board that existed in 2002 and further recommended the three nominees named above for reelection to the Board. The Nominating and Governance Committee will consider candidates for the Board proposed by shareholders. Nominations from shareholders that are submitted to the Nominating and Governance Committee, c/o Charles E. Jarrett, Secretary, 300 North Commons Blvd., Mayfield Village, Ohio 44143, will be forwarded to the Committee for consideration. The Nominating and Governance Committee, which was reconstituted in August 2002 to include only independent directors, met one time and adopted resolutions by written action pursuant to Ohio corporation law on one occasion.

Certain Relationships and Related Transactions

   During 2002, Mr. Peter B. Lewis reimbursed the Company the amount of $454,892 for: a) the salaries and all other payroll expenses of three pilots and a part-time mechanic who are employees of a subsidiary of the Company and support the operation of an airplane independently owned by Mr. Lewis, and b) for a portion of the rental costs and certain other expenses incurred by a subsidiary of the Company in connection with the lease of an airplane hangar, the use of which is shared by a subsidiary of the Company and Mr. Lewis. In addition, commencing on December 23, 2002, Mr. Lewis began reimbursing the Company for the salary and related employee costs of an employee of a subsidiary of the Company who acted as Mr. Lewis’ executive assistant; this arrangement terminated February 28, 2003.

   In March 2002, the Company purchased 6,182 of the Company’s Common Shares from Lewis Children V LLC, of which Mr. Peter Lewis is the managing member, for $1,000,000, or $53.92 per share on a split-adjusted basis. The price per share equaled the then current market price of the Company’s Common Shares as quoted on the New York Stock Exchange. In addition, in January 2003, the Company purchased 400,000 of the Company’s Common Shares from Mr. Lewis for $52.23 per share, which represented the then current market price.

Compensation Committee Interlocks and Insider Participation

   Messrs. Davis, Matthews and Shackelford and Ms. Hill served as members of the Company’s Compensation Committee during 2002. There are no Compensation Committee interlocks.

REPORT OF THE AUDIT COMMITTEE

    The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

   The Audit Committee of the Board of Directors (the “Committee”) oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2002, including a discussion of the quality, not just the acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements.

   The Committee has discussed with the independent accountants, who are responsible for expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee received the written disclosures and letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants their independence from management and the Company.

   The Committee discussed with the Company’s internal and independent accountants the overall scope and plans for their respective audits. The Committee meets with the internal and independent accountants, with and without management present, to discuss the results of their examinations, evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. During 2002, the Committee held six meetings and participated in eight conference calls to review the Company’s financial and operating results. Also, during 2002, the Committee reassessed the adequacy of the Audit Committee’s charter and recommended that the charter be revised to comply with recently proposed New York Stock Exchange listing standards and other corporate governance initiatives. The revised charter was approved by the Board in December 2002 and is included as Appendix A.

   Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee has recommended and the Board has designated PricewaterhouseCoopers LLP to serve as the independent accountants for the Company and its subsidiaries for 2003.

AUDIT COMMITTEE

Milton N. Allen, Chairman B. Charles Ames Philip A. Laskawy

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

    Security Ownership of Certain Beneficial Owners. The following information is set forth with respect to persons known to management to be the beneficial owners, as of January 31, 2003, or other date indicated below, of more than 5% of the Company’s Common Shares:

Name and Address	Amount and Nature of		Percent
of Beneficial Owner	Beneficial Ownership(1)		of Class

Ruane, Cunniff & Co., Inc.	26,508,534	(2)	12.1%
767 Fifth Avenue
Suite 4701
New York, New York 10153-4798
The TCW Group, Inc.	26,345,160	(3)	12.1%
865 South Figueroa Street
Los Angeles, California 90017
Peter B. Lewis	20,487,975	(4)	9.4%
6300 Wilson Mills Road
Mayfield Village, Ohio 44143
Davis Selected Advisers, L.P.	11,721,045	(5)	5.4%
2949 East Elvira Road, Suite 101
Tucson, Arizona 85706

(1)	Except as otherwise indicated, the persons listed as beneficial owners of the Common Shares have sole voting and investment power with respect to those shares. Certain of the information contained in this table, including related footnotes, is based on the Schedule 13G filings made by the beneficial owners identified herein.

(2)	The Common Shares are held in investment accounts maintained with Ruane, Cunniff & Co., Inc. as of December 31, 2002, and it disclaims any beneficial interest in such shares. Ruane, Cunniff & Co., Inc. has advised that it has sole voting power as to 12,371,543 of these shares, no voting power as to the balance of these shares, and sole investment power as to 26,508,534 of these shares.

(3)	The Common Shares are held in investment accounts maintained with The TCW Group, Inc. as of December 31, 2002, and it disclaims any beneficial interest in such shares. The TCW Group, Inc. has advised that it has shared voting and investment power as to all of these shares.

(4)	Includes 49,524 Common Shares held for Mr. Lewis by a trustee under the Company’s Retirement Security Program and 727,902 Common Shares subject to currently exercisable stock options. Also includes 38,274 shares held by a charitable corporation of which Mr. Lewis serves as a trustee and an officer as to which Mr. Peter B. Lewis disclaims any beneficial interest. In addition, amount includes 4,170,989 Common Shares held by two limited partnerships, in which Mr. Lewis is a general partner, and three limited liability companies, in which Mr. Lewis holds a membership interest, as to which shares Mr. Lewis disclaims any beneficial interest, except to the extent of his own pecuniary interest therein.

(5)	The Common Shares are held in investment accounts maintained with Davis Selected Advisors, L.P. as of December 31, 2002, and it disclaims any beneficial interest in such shares. Davis Selected Advisors, L.P. has advised that it has sole voting and sole investment power as to all of these shares.

   Security Ownership of Management. The following information is set forth with respect to the Company’s Common Shares beneficially owned as of January 31, 2003, by all directors and nominees for election as directors of the Company, each of the named executive officers (as identified on page 10) and by all directors and all individuals who were executive officers of the Company on December 31, 2002, as a group:

	Amount and Nature of
	Beneficial		Percent
Name	Ownership(1)		of Class

Milton N. Allen	99,981	(2)	*
B. Charles Ames	215,982	(3)	*
Alan R. Bauer	298,134	(4)	*
Charles A. Davis	58,767	(5)	*
W. Thomas Forrester	343,131	(6)	*
Stephen R. Hardis	70,191	(3)	*
Bernadine P. Healy, M.D.	6,000		*
Janet Hill	30,267	(7)	*
Jeffrey D. Kelly	22,919	(8)	*
Philip A. Laskawy	5,619	(9)	*
Peter B. Lewis	20,487,975	(10)	9.4%
Norman S. Matthews	86,370	(11)	*
Brian J. Passell	110,165	(12)	*
Glenn M. Renwick	490,625	(13)	*
Donald B. Shackelford	228,273	(14)	*
Robert T. Williams	213,814	(15)	*
All 23 Executive Officers and Directors as a Group	23,026,537	(16)	10.4%

*	Less than 1% of the outstanding Common Shares of the Company.

(1)	Includes Common Shares held for executive officers or their spouses under The Progressive Retirement Security Program and currently exercisable stock options held by directors and executive officers under various incentive plans maintained by the Company. Unless otherwise indicated below, beneficial ownership of the Common Shares reported in the table is comprised of both sole voting power and sole investment power, or voting power and investment power that is shared with the spouse and/or minor children of the director or executive officer.

(2)	Includes 5,148 Common Shares owned by Mr. Allen’s wife and 27,204 Common Shares held by Mr. Allen’s wife as trustee for the benefit of his children, as to which shares he disclaims any beneficial interest, and 52,767 Common Shares subject to currently exercisable stock options.

(3)	Includes 52,767 Common Shares subject to currently exercisable stock options.

(4)	Includes 256,425 Common Shares subject to currently exercisable stock options and 5,849 Common Shares held under The Progressive Corporation Executive Deferred Compensation Plan, as to which shares Mr. Bauer has sole investment power but no voting power.

(5)	Includes 28,767 Common Shares subject to currently exercisable stock options.

(6)	Includes 278,871 Common Shares subject to currently exercisable stock options and 27,000 Common Shares held by Mr. Forrester as trustee for three trusts established for the benefit of his children.

(7)	Includes 28,767 Common Shares subject to currently exercisable stock options.

(8)	Includes 14,919 Common Shares subject to currently exercisable stock options.

(9)	Includes 2,619 Common Shares subject to currently exercisable stock options and 3,000 Common Shares owned by Mr. Laskawy’s wife, as to which shares he disclaims any beneficial interest.

(10)	See footnote 4 on page 6.

(11)	Includes 46,767 Common Shares subject to currently exercisable stock options.

(12)	Includes 101,823 Common Shares subject to currently exercisable stock options.

(13)	Includes 338,901 Common Shares subject to currently exercisable stock options and 32,454 Common Shares held under The Progressive Corporation Executive Deferred Compensation Plan, as to which shares Mr. Renwick has sole investment power but no voting power.

(14)	Includes 46,767 Common Shares subject to currently exercisable stock options and 20,493 Common Shares held by Mr. Shackelford as trustee of a trust established for the benefit of his daughter.

(15)	Includes 192,507 Common Shares subject to currently exercisable stock options and 12,429 Common Shares held under The Progressive Corporation Executive Deferred Compensation Plan, as to which shares Mr. Williams has sole investment power but no voting power.

(16)	Includes 2,404,518 Common Shares subject to currently exercisable stock options.

   Directors Deferral Plan Each director of the Company who is not an employee of the Company participates in The Progressive Corporation Directors Deferral Plan, as amended (“Directors Deferral Plan”) (see page 13 for a description of the Directors Deferral Plan). Pursuant to the Directors Deferral Plan, all retainer fees and, if so elected by the director, meeting fees are deferred pursuant to the plan and converted into units that are equivalent in value and dividend rights to the Company’s Common Shares. In addition to the ownership of the Company’s Common Shares set forth above, as of January 31, 2003, the number of units held by each non-employee director was as follows:

Units
Equivalent to
Name	Common Shares

Milton N. Allen	138
B. Charles Ames	9,110
Charles A. Davis	5,370
Stephen R. Hardis	30,088
Bernadine P. Healy, M.D.	—
Janet Hill	643
Jeffrey D. Kelly	2,040
Philip A. Laskawy	786
Norman S. Matthews	3,399
Donald B. Shackelford	5,305

   Securities authorized for issuance under equity compensation plans. The following information is set forth with respect to the equity compensation plan information at December 31, 2002.

EQUITY COMPENSATION PLAN INFORMATION(1)
			Number of securities
	Number of securities to	Weighted-average	remaining available for
	be issued upon exercise	exercise price of	future issuance under
Plan category	of outstanding options	outstanding options	equity compensation plans

Equity compensation plans approved by security holders:
Employee Plans:
1995 Incentive Plan	7,975,978	$33.42	6,990,750
1989 Incentive Plan	3,969,022	15.42	—
Directors’ Plans:
1998 Directors’ Stock Option Plan	193,044	36.19	406,956
1990 Directors’ Stock Option Plan	150,000	15.98	—
Equity compensation plans not approved by security holders:
None	—	—	—

(1)	In addition to the information set forth in the table, the Company is submitting The Progressive Corporation 2003 Incentive Plan and The Progressive Corporation 2003 Directors Equity Incentive Plan to shareholders for approval at the Annual Meeting of Shareholders. If these plans are approved by shareholders, the number of securities available for future issuance under these plans will be 5,000,000 Common Shares and 350,000 Common Shares, respectively.

   Section 16(a) Beneficial Ownership Reporting Compliance. In a Form 5 filed with the Securities and Exchange Commission on February 3, 2003, Milton N. Allen, a director of the Company, reported that during 2000 and 2001, a trust controlled by his wife acquired a total of 154.2582 of the Company’s Common Shares (after giving effect to the Company’s 3-for-1 stock split in April 2002) in eight (8) transactions pursuant to a brokerage firm’s automatic dividend reinvestment plan. The shares so acquired during 2000 should have been reported on a Form 5 filed on or before February 14, 2001, and the shares so acquired during 2001 should have been reported on a Form 5 filed on or before February 14, 2002.

EXECUTIVE COMPENSATION

    The following information is set forth with respect to the Company’s Chief Executive Officer and the other four most highly compensated executive officers, each of whom was serving as an executive officer at December 31, 2002 (the “named executive officers”). The titles set forth below reflect positions held at December 31, 2002.

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
		Annual Compensation		Awards

				Securities
				Underlying	All Other
Name and		Salary	Bonus(1)	Options	Compensation(2)
Principal Position	Year	($)	($)	(#)	($)

Glenn M. Renwick(3)	2002	$744,231	$1,834,157	136,077	$9,396
President and Chief	2001	676,923	1,376,862	162,213	7,815
Executive Officer	2000	488,462	0	148,752	23,339

W. Thomas Forrester(3)	2002	$447,688	$735,551	32,826	$9,396
Vice President and	2001	426,538	578,386	56,937	8,316
Chief Financial Officer	2000	397,115	0	75,726	35,221

Robert T. Williams	2002	$413,269	$656,685	28,557	$8,794
Group President of	2001	397,115	515,456	48,996	8,087
the Agent Business	2000	369,231	0	71,001	30,473

Alan R. Bauer	2002	$372,451	$676,743	27,117	$10,245
Group President of	2001	350,324	541,601	46,386	9,919
the Direct Business	2000	350,162	0	66,267	39,367

Brian J. Passell	2002	$358,276	$588,647	23,559	$10,006 (4)
Group President of	2001	339,808	460,779	42,261	8,316
Claims	2000	294,231	0	56,799	8,187

(1)	Includes bonus amounts, if any, deferred under The Progressive Corporation Executive Deferred Compensation Plan.

(2)	Except as otherwise disclosed, the reported amounts for 2002 represent employer contributions made during the year under the Company’s Retirement Security Program.

(3)	Excludes other annual compensation in the form of personal use of corporate aircraft for Messrs. Renwick and Forrester in the amount of $21,547 and $2,318, respectively, since the amounts did not exceed the disclosure threshold of the lesser of $50,000 or 10% of the combined salary and bonus.

(4)	In addition to contributions made under the Company’s Retirement Security Program, the reported amount includes a $298 anniversary award for 20 years of employment with the Company.

OPTION GRANTS IN LAST FISCAL YEAR

	INDIVIDUAL GRANTS

					POTENTIAL REALIZABLE
					VALUE AT ASSUMED ANNUAL
	Number of				RATES OF STOCK PRICE
	Securities	% of Total			APPRECIATION FOR
	Underlying	Options			OPTION TERM
	Options	Granted to	Exercise
	Granted(1)(2)	Employees	Price	Expiration	5%	10%
Name	(#)	in 2002	($/share)	Date	($)	($)

Glenn M. Renwick	136,077	11.4%	$52.0466	12/31/2011	$4,454,049	$11,287,434
W. Thomas Forrester	32,826	2.7	52.0466	12/31/2011	1,074,455	2,722,880
Robert T. Williams	28,557	2.4	52.0466	12/31/2011	934,723	2,368,771
Alan R. Bauer	27,117	2.3	52.0466	12/31/2011	887,589	2,249,325
Brian J. Passell	23,559	2.0	52.0466	12/31/2011	771,129	1,954,193

(1)	Except as otherwise noted, options become exercisable in one-third increments on January 1, 2005, January 1, 2006 and January 1, 2007, subject to accelerated vesting and a “cash-out” provision upon the occurrence of any “change in control” of the Company or certain similar events described in the 1995 Incentive Plan.

(2)	Amounts include 54,429, 16,500, 13,500, 13,500 and 10,500 shares subject to options granted to Messrs. Renwick, Forrester, Williams, Bauer and Passell, respectively, which have a fixed vesting date of January 1, 2007, with a provision for accelerated vesting if certain predetermined performance objectives are achieved prior to such date, as described on page 15.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money
	Acquired on	Value	Options at 12/31/02		Options at 12/31/02
	Exercise	Realized	(#)		($)
Name	(#)	($)	Exercisable/Unexercisable		Exercisable/Unexercisable

Glenn M. Renwick	30,300	$1,099,133	Exercisable	261,117	Exercisable	$8,088,799
			Unexercisable	453,255	Unexercisable	6,854,734
W. Thomas Forrester	—	—	Exercisable	225,429	Exercisable	7,412,035
			Unexercisable	205,260	Unexercisable	3,310,240
Robert T. Williams	20,700	982,857	Exercisable	145,740	Exercisable	4,792,354
			Unexercisable	180,414	Unexercisable	2,990,389
Alan R. Bauer	—	—	Exercisable	206,136	Exercisable	6,728,976
			Unexercisable	181,134	Unexercisable	2,887,805
Brian J. Passell	17,400	687,317	Exercisable	66,390	Exercisable	1,226,788
			Unexercisable	144,129	Unexercisable	2,338,048

Pension Plans

   The Company has a two-tiered Retirement Security Program (“RSP”). The RSP is a defined contribution pension plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (“Code”) and covers all employees who meet requirements as to age and length of service. The first tier of the RSP provides employer contributions of 1% to 5% of annual eligible compensation up to the Social Security wage base, based on years of eligible service, which may be invested by participants in any of the investment funds available under the plan. The second tier is a long-term savings plan under which the Company matches, amounts contributed to the plan by each employee up to a maximum of 3% of the employee’s eligible compensation, which also may be invested by participants in any of the investment funds available under the plan. All named executive officers are eligible to participate in the RSP, and contributions made by the Company on their behalf are included in “All Other Compensation” in the Summary Compensation Table on page 10.

Separation Plans and Agreements

   The named executive officers, as well as substantially all other regular, non-temporary employees of the Company and its subsidiaries, are eligible to participate in The Progressive Corporation Separation Allowance Plan (“Separation Plan”). The Separation Plan provides payments to eligible employees whose employment is involuntarily terminated as a result of a reduction in force or a reorganization, as defined in the Separation Plan. Payments are based on compensation in effect immediately prior to termination and years of service and cannot exceed an aggregate of two years of compensation. The Separation Plan is a welfare benefit plan within the meaning of ERISA. All payments under the Separation Plan are made from the general assets of the Company and its subsidiaries. Individual employment or separation arrangements may supplement or supersede the Separation Plan in whole or in part.

   The named executive officers, and certain other senior managers of the Company, are eligible to participate in The Progressive Corporation Executive Separation Allowance Plan (“Executive Separation Plan”). The Executive Separation Plan provides payments to eligible employees whose employment is involuntarily terminated for reasons other than resignation (including retirement), job elimination, reduction in force or reorganization, death, disability, unsatisfactory job performance or misconduct, as defined in the Executive Separation Plan, provided the employee signs a separation agreement and general release and delivers it to the Company within 90 days after the termination date. Payments are based on compensation in effect immediately prior to termination. For Messrs. Renwick, Forrester, Williams, Bauer and Passell, payments will equal one year’s annual salary plus a single year’s bonus payment as determined by a formula contained in the Executive Separation Plan. The Executive Separation Plan is a welfare benefit plan within the meaning of ERISA. All payments under the Executive Separation Plan are made from the general assets of the Company and its subsidiaries. Individual employment or separation arrangements may supplement or supersede the Executive Separation Plan in whole or in part.

   Messrs. Renwick, Forrester, Williams, Bauer, Passell and three other executive officers have entered into Employment Agreements with the Company. Pursuant to the Employment Agreements, these executive officers will continue to be employed by the Company and receive compensation and benefits for a three-year period upon a Change of Control, as defined in the Employment Agreements. The compensation during this three-year period will be not less than the salary, bonus and other benefits and incentives that any such executive officers were receiving prior to the Change in Control. In the event that such executive officer’s employment is terminated prior to the end of such three-year employment period without cause and for reasons other than death or disability, such executive officer would be entitled to receive from the Company a payment equal to (i) the salary, bonus and certain benefits accrued through the date of termination, plus (ii) an amount equal to the greater of (a) two times the total of the executive’s annual base salary and the highest annual bonus earned by the executive during the three years immediately preceding the Change of Control or during the employment period after the Change of Control, or (b) four times the executive’s annual base salary, minus (iii) the amounts paid or to be paid under any severance plan(s) then in effect. In addition, such executive officer will be eligible to receive certain benefits from the Company for a two-year period after termination. Each Employment Agreement also includes a provision requiring the Company, under certain circumstances, to make an additional payment to the executive officer (the “Gross-Up Payment”) in the event that any payments or distributions made by the Company upon a Change in Control of the Company (the “Payments”) are determined to be subject to an excise tax imposed by the Internal Revenue Code. The amount of the Gross-Up Payment will be calculated such that after the payment of all taxes, interest and penalties on the Payments and the Gross-Up Payment, such executive officer will retain a portion of the Gross-Up Payment equal to the excise tax imposed.

   Pursuant to Non-Qualified Stock Option Agreements covering stock options granted on or after May 16, 1996, any such stock option granted to an employee who thereafter retires from the Company and, at the time of his retirement, meets certain age and years of service requirements (“Qualified Retirement”) will be subject to the following provisions: (a) any such stock option which is vested on the date of such retirement (“Qualified Retirement Date”) will remain in effect and may be exercised, in whole or in part, at any time between the Qualified Retirement Date and the date on which such stock option expires under the applicable Non-Qualified Stock Option Agreement (“Expiration Date”); (b) 50% of any unvested stock option will remain in effect, will vest and become exercisable on the date on which such stock option is scheduled to vest under the applicable Non-Qualified Stock Option Agreement (“Vesting Date”) and may be exercised by the employee, in whole or in part, at any time between the Vesting Date and the Expiration Date; and (c) the remaining 50% of the unvested stock option will terminate on the Qualified Retirement Date.

Directors’ Fees and Plans

   Each member of the Board of Directors who is not an employee of the Company currently receives an annual director’s fee of $8,000 (“Retainer Fee”). In addition, each such director receives fees for attendance at meetings of the Board and those committees of the Board of which he is a member (“Meeting Fees”). Directors currently receive $3,000 for attendance at each regular meeting of the Board and $1,000 for attendance at each special meeting, unless attendance is by telephone, in which case the fee is $500 for all participants. Each member of a Board committee receives $1,000 for attendance at each meeting of a Board committee, except that the committee chairman receives $1,500 for attendance at each such meeting, unless attendance is by telephone, in which case the fee is $500 for all participants. Audit committee members receive $1,000, and the Committee chairman receives $1,500, for participation in each scheduled telephone conference briefing on financial and operating results, which conferences are held each month during which a regular Audit committee meeting is not scheduled. Directors also receive $2,000 for attendance at certain meetings of the Company’s senior managers.

   Each director of the Company who is not an employee of the Company participates in The Progressive Corporation Directors Deferral Plan, as amended (“Directors Deferral Plan”). Each participant in the Directors Deferral Plan may elect, annually, to defer receipt of all or a portion of his Meeting Fees for the following year until the date designated by the director in accordance with the plan. A participating director may elect to have such deferred fees credited to or allocated between (a) a cash account which will earn interest at a rate equal to the rate of interest on new 3-month certificates of deposit, and (b) a stock account under which the deferred fees are converted into units equivalent in value and dividend rights to the Company’s Common Shares. Account balances may not be transferred from one account to another. All such accounts will be distributed in cash, in a lump sum or installments, when and as designated by the participating director at the time of election or, if earlier, upon the death of the director. All Retainer Fees are deferred, credited to a stock account and distributed in cash on a date designated by the participating director in accordance with the terms of the plan. All account balances of a director will be distributed to his beneficiary upon his death. However, if any director ceases to serve as such for any reason other than death, disability or removal without cause prior to the expiration of his current term, all Retainer Fees credited to his stock account during such term are forfeited.

   Each director who is not an employee of the Company is eligible to receive awards under The Progressive Corporation 1998 Directors’ Stock Option Plan (“Directors’ Stock Plan”). The Directors’ Stock Plan authorizes the issuance of up to 600,000 Common Shares, subject to adjustment for stock splits and similar events. The option exercise price per Common Share equals the fair market value of the Common Shares on the date of grant. The term of each such stock option is ten years commencing on the date of grant. Options become exercisable six months and one day following the date of grant and are not transferable. Upon the death of a participating director, his stock options may be exercised by his estate, at any time during the one-year period immediately following the date of his death, to the extent then exercisable. During 2002, the Company granted stock options under this plan of 2,619 shares each to nine directors.

COMPENSATION COMMITTEE REPORT

Executive Compensation Policy

   The Company’s executive compensation program is administered under the direction of the Compensation Committee of the Board of Directors (the “Committee”). The Committee is currently comprised of three independent, non-employee directors.

   The executive compensation program is designed to promote the following objectives:

•	Attract, retain and motivate executives who can significantly contribute to the success of the Company.

•	Reward the achievement of important selected business objectives that have been approved by the Board.

•	Provide a rational, consistent and competitive executive compensation system that is well understood by those to whom it applies.

•	Tie a significant portion of executive compensation to the long-term performance of the Company’s Common Shares.

   The Committee believes that if these objectives are consistently achieved, shareholder value will be enhanced over time.

Executive Compensation Program

   For 2002, the Company’s executive compensation program was designed to base compensation on corporate, business unit and/or individual performance. Performance objectives and related measurements, as well as the compensation awards that would result from various levels of performance, were clearly defined in advance.

   The Company’s executive compensation program consists of three components: salary, annual bonus and long-term incentives through equity-based awards. The Company’s objective is to pay its executives competitive base salaries and to provide variable compensation (consisting of equity-based awards and the potential for an annual bonus) that can take total direct compensation to the upper tiers of compensation paid by comparable companies if the Company and, if applicable, the executive’s assigned business unit meet or exceed challenging performance goals. Variable compensation is a larger part of total compensation at more senior levels of the organization and is discussed in more detail below.

   The Company sets executive salaries and variable compensation using data obtained from national compensation surveys for a broad range of companies of like size and revenue in many different industries. Since the Company competes for executive level personnel on a nationwide basis with companies in a variety of industries, the compensation data utilized are not limited to companies included in the P/ C Group referred to on page 18.

   In addition to the executive compensation program, executive officers participate in the Company’s health and retirement plans that are available on the same basis to all regular employees of the Company who satisfy minimum eligibility requirements.

Salary Component

   Executive officers receive a salary based on their responsibilities and potential at market levels indicated by compensation survey data. Salaries are reviewed annually and may be adjusted upward or downward for changes in job responsibilities, market conditions and the individual’s performance. Better performance generally results in an increased salary, subject to the limits of the salary range established by the Company.

Annual Bonus Component

   The Company’s compensation program includes the opportunity for each executive to earn an annual cash bonus. The annual bonus program has been designed to reward participants appropriately for current corporate and/or business unit performance.

   In 2002, Alan R. Bauer, W. Thomas Forrester, Brian J. Passell, Glenn M. Renwick and Robert T. Williams participated in the 1999 Executive Bonus Plan (“Executive Bonus Plan”), which has been in effect since 1999. Under the Executive Bonus Plan, a target annual bonus amount, which varied by position, was established for each participant. In 2002, for

Mr. Renwick, the target annual bonus amount was 150% of salary; and for Messrs. Bauer, Forrester, Passell and Williams, the target annual bonus amount was 100% of salary.

   Awards under the Executive Bonus Plan were determined by reference to one or more of the following quantitative components: A Business Segment Performance Component and a Weighted Average Business Segment Performance Component.

   The Agent Business Segment Performance Component included Agent Auto (including Strategic Alliances Agent Auto), Agent Special Lines and Commercial Vehicle (all sources). The Direct Business Segment Performance Component included Auto Pro (including Strategic Alliances Direct Auto), Internet and Direct Special Lines. The performance of each such Business Segment was measured by a Gainsharing Matrix, which assigned a score to various combinations of profitability (as measured by the Gainsharing Combined Ratio) and growth (based on year-to-year change in net earned premium) outcomes. A separate Gainsharing Matrix was established for each of the Business Segments.

   The Weighted Average Business Segment Performance Component was determined on the basis of the performance results for each of the Agent and Direct Business Segments, which were then weighted, based on the net earned premiums generated by each such Business Segment during the Plan year, and the weighted results were combined to produce a Performance Score, which was used to calculate the Annual Payment.

   An appropriate combination of Bonus Components was selected for each participant, and the selected Bonus Components were weighted, based on such participant’s assigned responsibilities. The combination of the selected Bonus Components, and their relative weightings, differed for each of the participating executives, depending on the nature and scope of their assigned responsibilities. A bonus award equal to the target annual bonus resulted if designated goals were met. Actual awards could range from 0% to 200% of the target annual bonus amount, depending on the extent to which performance fell short of or exceeded the designated goals.

   In 2002, all other officers and qualified employees (approximately 22,260) of the Company, including eight executive officers, participated in the Company’s 2002 Gainsharing Plan (“Gainsharing Plan”). The Gainsharing Plan is substantially similar to the Executive Bonus Plan. Under the Gainsharing Plan, awards were based on performance in achieving profitability and growth targets, as measured by the Gainsharing Matrix, for each of the Agent and Direct Business Segments. The Business Segments performance results were weighted in proportion to the amount of net earned premium contributed by each such Business Segment and the weighted performance results were combined to produce a Performance Score, which was used to calculate the Annual Gainsharing Payment.

Long-Term Incentive Component

   In 2002, the executive compensation program included long-term incentives through the grant of non-qualified stock options. This component is designed to encourage the long-term retention of key executives and to align executive compensation directly with the long-term enhancement of shareholder value. Stock option grants are intended to focus the executive on managing the Company from the perspective of an owner. The named executive officers and approximately 610 other management employees of the Company received stock option awards in 2002. The value of a stock option depends directly on the future performance of the Company’s Common Shares, since it has value to the recipient only if and to the extent that the price of the Company’s Common Shares increases above the option exercise price.

   In 2002, two forms of non-qualified stock options were granted to management employees. Traditional time-based stock options were granted to the named executive officers and approximately 610 other management employees of the Company. In addition, the named executive officers and approximately 47 other senior managers received stock option grants with the vesting date determined, in part, upon the achievement of specific business results.

   Both forms of the stock options have an exercise price which is equal to the market price of the Company’s Common Shares on the date of grant, have a ten-year term and may be exercised at any time after vesting until the expiration of the options’ term. The time-based stock options vest in equal annual increments, from three to five years after the date of grant. The performance-based stock options will vest and become exercisable upon the date which is the earlier of (1) the date of the public dissemination of a news release reporting earnings for the Company and its subsidiaries for the first calendar year or quarter as of which the Company and its subsidiaries have generated net earned premiums of $10 billion or more over a period consisting of four consecutive calendar quarters at a combined ratio of less than 100, or (2) January 1, 2007.

   Stock option awards have been made annually. A target award value, which varies by position, was established for each executive officer in order to bring total targeted compensation to the upper tiers of compensation paid by comparable companies. In 2002, for the Company’s executive officers, these target award values ranged from 175 – 500% of salary, depending on job classification. The target award value was then divided by a value per share developed through a modified Black-Scholes pricing model to determine the number of option shares to be awarded. In 2002, the pricing model valued the stock options awarded to executive officers at $27.559 per share, which is 52.95% of the per share exercise price of $52.0466. (All references to number of shares and stock price in this Report have been adjusted to reflect the Company’s three-for-one stock split on April 22, 2002.) The following assumptions were used to derive the ratio: 10-year option term, .406 annualized volatility rate, 5.27% risk free rate of return and .30% dividend yield, and an assumed annual attrition factor of 3% for each of the 5 years prior to full vesting.

   Beginning in 2003, the Company plans to grant restricted stock to executives as the primary long-term incentive component of compensation, instead of stock options. Under a restricted stock grant, the executive is awarded shares of the Company’s common stock, subject to certain restrictions on vesting and transferability. Restricted stock may vest according to a traditional time-based formula or based on the achievement of certain performance goals, as established by the Committee at the time of the grant. The Committee believes that the benefits of moving to restricted stock as the primary long-term incentive for Company executives include: achieving a better alignment of the interests of executives and shareholders; enhancing executives’ understanding of the value of the equity component of their compensation; and increasing the accuracy and transparency of the Company’s financial reporting, since the accounting treatment and valuation of restricted stock is less subjective as compared with stock options.

Chief Executive Officer Compensation

   Glenn M. Renwick, the Company’s President and Chief Executive Officer, received cash compensation in the amount of $2,578,388 for 2002, consisting of an annual salary of $744,231 and an annual bonus award of $1,834,157, in addition to the non-cash compensation.

   Mr. Renwick’s annual bonus target for 2002 was $1,116,347, an amount equal to 150% of his salary. For Mr. Renwick, 100% of his bonus target was based on the Weighted Average Business Segment Performance Component. In 2002, the Company’s Agency Business Segment achieved a performance score of 1.518, based on a Gainsharing Combined Ratio of 92.7 with 23% growth in net earned premiums, and the Company’s Direct Business Segment achieved a performance score of 1.980, based on a Gainsharing Combined Ratio of 91.2 and 32% growth in net earned premiums. The performance scores for the two Business Segment were weighted 73% for the Agent Business Segment and 27% for the Direct Business Segment, based on the relative percentage of total net earned premiums generated by each such Business Segment, and the weighted performance scores were combined to produce an overall performance score of 1.643 for this Performance Component. Mr. Renwick therefore earned 164.30% of target, or $1,834,157, as his annual bonus.

   For the long-term incentive component of his compensation, on March 13, 2002, Mr. Renwick was awarded stock options to purchase 136,077 of the Company’s Common Shares at a price of $52.0466 per share. This award included a time-based stock option to purchase 81,648 Common Shares and a performance-based stock option to purchase 54,429 Common Shares. With respect to the time-based stock option award, assuming that none of the award’s forfeiture provisions are triggered, one-third of this award will vest on each of January 1, 2005, January 1, 2006 and January 1, 2007. The performance-based stock option award will vest on the earlier of the date on which the achievement of the applicable performance objectives, as described above, is publicly announced or January 1, 2007, provided none of the award’s forfeiture provisions are triggered prior to vesting. These awards were determined in accordance with the stock option formula described above.

Omnibus Reconciliation Act of 1993

   Section 162(m) of the Internal Revenue Code limits to $1 million per year the deduction allowed for Federal income tax purposes for compensation paid to the chief executive officer and the four other most highly compensated executive officers of a public company (“Deduction Limit”). This Deduction Limit does not apply to compensation paid under a plan that meets certain requirements for “performance-based compensation.” To qualify for this exception, (a) the compensation must be payable solely on account of the attainment of one or more pre-established objective performance goals;

(b) the performance goals must be established by a compensation committee of the board of directors that is comprised solely of two or more “outside directors”; (c) the material terms of the performance goals must be disclosed to and approved by shareholders before payment; and (d) the compensation committee must certify in writing prior to payment that the performance goals and any other material terms have been satisfied.

   Compensation attributable to a stock option award is deemed to satisfy the requirements for “performance-based compensation” if the award is made by a compensation committee comprised solely of two or more “outside directors,” the plan under which the award has been granted is approved by shareholders and states the maximum number of shares with respect to which options may be granted to any employee during a specified period and, under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the award.

   It is the Company’s policy to structure its incentive compensation programs to satisfy the requirements for the “performance-based compensation” exception to the Deduction Limit and, thus, to preserve the full deductibility of all compensation paid there under, to the extent practicable. The Company’s stock incentive plans, as well as the 1999 Executive Bonus Plan, have been submitted to and approved by the Company’s shareholders. Compensation awards under these Plans, other than time-based restricted stock awards, are designed to satisfy the requirements of the “performance-based compensation” exception to the Deduction Limit. Restricted stock awards that vest on a time-based formula will not satisfy the “performance-based compensation” exception and will be subject to the Deduction Limit. In addition, although salaries and any perquisites are subject to approval of the Committee, they will not be submitted to a vote of shareholders and will also be subject to the Deduction Limit. Accordingly, if the total of any executive’s remuneration which does not satisfy the “performance-based compensation” exception, e.g., salary and compensation attributable to time-based restricted stock awards, exceeds $1 million in any year, the Company will not be entitled to deduct the amount that exceeds $1 million.

Summary and Concluding Remarks

   The Committee believes that executive compensation should be linked to the creation of shareholder value. The Company’s executive compensation program thus includes significant long-term incentives, through equity-based awards, which are tied to the long-term performance of the Company’s Common Shares. The Committee recognizes, however, that while stock prices may reflect corporate performance over the long term, other factors, such as general economic conditions and varying investors’ attitudes toward the stock market in general, and specific industries in particular, may significantly affect stock prices at any point in time. Accordingly, the annual cash components of the program, consisting of salary and annual bonus, emphasize individual performance and the realization of defined business objectives, which are independent of short-range fluctuations in the stock price.

   The executive compensation program thus has been designed to align executive compensation with both the Company’s business goals and long-term shareholder interests. The Committee believes that the program, as implemented, is balanced and consistent with these objectives. The Committee will continue to monitor the operation of the program and cause the program to be adjusted and refined, as necessary, to ensure that it continues to support both corporate and shareholder goals.

COMPENSATION COMMITTEE

Norman S. Matthews, Chairman
Charles A. Davis
Janet Hill

PERFORMANCE GRAPH

    The following performance graph compares the performance of the Company’s Common Shares (“PGR”) to the Standard & Poor’s 500 Index (“S&P Index”) and the Value Line Property/ Casualty Industry Group (“P/ C Group”) for the last five years.

Cumulative Five-Year Total Return*

PGR, S&P Index, P/ C Group

(Performance Results through 12/31/2002)

Cumulative Total Return as of December 31, of each year
(assumes $100 was invested at the close of trading on December 31, 1997)

	1998	1999	2000	2001	2002

PGR	$141.65	$61.31	$87.19	$125.75	$125.63

S&P Index	128.58	155.63	141.47	124.65	97.10

P/C Group	101.52	84.77	117.42	122.16	126.49

* Assumes reinvestment of dividends.

Source: Value Line, Inc.

ITEM 2:	APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES FROM 300,000,000 TO 600,000,000

    The Board of Directors has approved, subject to approval by the Company’s shareholders, an amendment to the Company’s Amended Articles of Incorporation (“Amended Articles”) to increase the number of Common Shares, $1.00 par value, which the Company is authorized to issue from 300,000,000 to 600,000,000. The Board of Directors recommends that shareholders approve the amendment.

   The full text of the first paragraph of Article FOURTH of the Amended Articles reflecting this amendment is attached to this proxy statement as Exhibit A. The following description of the amendment is qualified in its entirety by reference to Exhibit A.

Background

   Under the Amended Articles, the Company is currently authorized to issue up to 300,000,000 of its Common Shares. As of December 31, 2002:

•	218,010,216 of the Company’s Common Shares were outstanding,

•	25,203,627 Common Shares were reserved for issuance under various stock option plans and other employee benefit plans maintained by the Company (although only 12,288,044 of such shares are currently subject to outstanding stock options or other awards),

•	12,098,583 Common Shares were held in treasury, and

•	a balance of 44,687,574 Common Shares remained authorized, unissued and not subject to reservation under the Company’s benefit plans.

   In addition, if shareholders approve the Company’s proposed 2003 Incentive Plan and 2003 Directors Equity Incentive Plan as described elsewhere in this Proxy Statement, an additional 5,350,000 Common Shares will be reserved for issuance under those plans, and the remaining balance of Common Shares which are authorized, unissued and not reserved would have been reduced to 40,784,818 shares as of December 31, 2002.

   Although the Company currently has no plan or commitment that would result in the sale or issuance of additional Common Shares (other than as permitted under the Company’s existing employee benefit plans or as proposed under the plans described in this Proxy Statement), the Board believes that the number of Common Shares currently available for issuance is insufficient to meet the future needs of the Company. Accordingly, the Board is requesting that shareholders approve an increase in the number of authorized Common Shares from 300,000,000 to 600,000,000.

Reason for and Effects of Proposed Amendment

   The Board of Directors believes that it is desirable to have additional authorized but unissued Common Shares available for possible future share dividends or splits, employee benefit plans and programs, financing and acquisition transactions and other general corporate purposes. A recent example of the use of authorized Common Shares occurred in April 2002, when the Company issued 147,023,154 Common Shares to shareholders in the form of a stock dividend pursuant to a 3-for-1 stock split. Other examples include the Company’s issuance of 27,000,000 Common Shares (after adjusting for the 2002 stock split) in December 1992 upon the conversion of a series of convertible debentures then outstanding, and the Company’s sale of 14,850,000 Common Shares (after adjusting for the 2002 stock split) to the public in July 1993.

   There can be no assurance that additional stock dividends or splits will occur in the future, or that the Company will sell or distribute additional Common Shares to raise capital, support employee benefit plans or complete acquisitions. Nonetheless, the Board believes that it is in the best interest of the Company to have authorized but unissued Common Shares available for these and other corporate purposes if conditions warrant such sales, distributions or other transactions. Once approved by shareholders, such authorized but unissued Common Shares could be issued by the Board of Directors without further action by the shareholders, unless shareholder approval is required by applicable law or the rules of any stock exchange on which the Company’s securities may then be listed. The Company’s Common Shares are currently listed on the New York Stock Exchange.

   Notwithstanding the Company’s purpose in increasing the number of authorized Common Shares available for issuance as described above, the existence of authorized and unissued Common Shares might also have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of the Company’s Common Shares, to acquire control of the Company with a view to carrying out a merger, sale of the Company’s assets or similar transaction, since the issuance of additional Common Shares by the Company could be used to dilute the share ownership or voting rights of such person or entity. Further, any of such authorized but unissued Common Shares could be privately placed with or otherwise issued to persons supporting incumbent management, making a change in control of the Company more difficult.

Description of Capital Shares

   The Company’s Amended Articles currently authorize the following capital shares:

•	300,000,000 Common Shares, $1.00 par value, of which were issued and outstanding at February 28, 2003,

•	20,000,000 Serial Preferred Shares, without par value (“Serial Preferred Shares”), none of which are currently outstanding, and

•	5,000,000 Voting Preference Shares, without par value (“Voting Preference Shares”), none of which are currently outstanding.

   Serial Preferred Shares and Voting Preference Shares are referred to collectively herein as “Preferred Shares”.

   Because the Company is a holding company, a substantial amount of its assets consists of the Company’s equity interest in its subsidiaries. The Company’s rights, and consequently the rights of the Company’s creditors and shareholders, to participate in the assets of any subsidiary upon the latter’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary, other than as a holder of the subsidiary’s outstanding shares of capital stock.

   In addition, as a holding company, a major source of the Company’s internally generated cash flow is dividends paid to it by its subsidiaries, many of which are regulated insurance companies. Insurance statutes in many states impose limitations on the ability of regulated insurance companies to pay dividends and transfer assets to their affiliates, including a parent company. Such statutes may also require that the department of insurance or similar state agency give its prior approval before the payment of dividends by the Company’s regulated insurance company subsidiaries to the Company or its affiliates, which approval may or may not be granted. Accordingly, the Company’s ability to meet its obligations and pay dividends on its outstanding shares may be adversely affected by any such limitations or prior approval requirements.

Common Shares

   Subject to the rights of the Company’s creditors and the holders of any outstanding Preferred Shares, the holders of Common Shares are entitled to receive such dividends as may be declared by the Board of Directors and to share ratably in any assets of the Company available for distribution upon liquidation. There are no preemptive rights, conversion rights, redemption provisions or sinking fund provisions with respect to the Common Shares.

   Holders of Common Shares are entitled to one vote per share. Upon compliance by holders of Common Shares with certain statutory notice provisions, holders of Common Shares are entitled to cumulate their votes in the election of Directors.

   The additional Common Shares for which authorization is sought would have the same rights and privileges as the Common Shares currently outstanding.

Preferred Shares

   The Board of Directors of the Company is empowered to authorize the issuance of Serial Preferred Shares and Voting Preference Shares, each of which may be issued in one or more series. Preferred Shares may be issued by the Company if and when the Board of Directors deems it desirable without further shareholder action. No Preferred Shares are currently outstanding, and the Company has no present plan to issue any Preferred Shares.

   All series of Serial Preferred Shares or Voting Preference Shares, when issued, would rank equally and would be identical in all respects, except that (i) the rights of holders of Serial Preferred Shares and Voting Preference Shares may differ as to voting rights and provisions for certain consents, and (ii) the Board of Directors may fix with respect to each such series of Preferred Shares, prior to issuance thereof, the following terms:

•	the designation of the series,

•	the authorized number of shares of the series, subject to certain increases and decreases as determined by the Board of Directors from time to time,

•	the dividend rate or rates of the series,

•	the date or dates from which dividends will accrue and (if applicable) be cumulative and the dates on which and the period or periods for which dividends, if declared, will be payable,

•	the redemption rights and prices, if any,

•	the terms and amounts of the sinking fund, if any,

•	the amount payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company,

•	whether the shares of the series will be convertible into Common Shares or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made, and

•	the restrictions on the issuance of shares of the same or any other class or series.

   All series of Preferred Shares would rank, as to dividend and liquidation rights, senior to Common Shares. Holders of Preferred Shares would have no preemptive rights to purchase or subscribe for any additional Preferred Shares or other securities of the Company.

   The holders of Serial Preferred Shares would have no voting rights, except as otherwise provided by law and as specifically provided in the Amended Articles with respect to certain matters affecting the Serial Preferred Shares.

   The holders of Voting Preference Shares would (i) be entitled to one vote per share, (ii) vote as a class with the Common Shares (except as otherwise provided by law or the Amended Articles), (iii) have voting rights with respect to certain matters affecting the Voting Preference Shares substantially similar to those specifically provided to holders of Serial Preferred Shares, and (iv) have special voting rights with respect to certain extraordinary transactions involving the Company. In particular, under the Company’s Amended Articles, the affirmative vote or consent of holders of at least two-thirds of the Voting Preference Shares at the time outstanding would be necessary to carry out a merger or consolidation with the Company, the sale of all or substantially all of the Company’s assets and certain other transactions.

   The ability of the Board of Directors to issue Preferred Shares without the approval of shareholders provides the Company with flexibility in connection with financings, acquisitions and other corporate purposes. Nevertheless, the issuance of Preferred Shares could adversely affect the voting power or other rights of the holders of Common Shares. For example, issuance of Preferred Shares could result in there being a class of shares more senior to Common Shares with respect to dividends and distributions in liquidation. Preferred Shares could also be issued with a right to convert into Common Shares and, upon the exercise of any such conversion right, could result in the dilution of voting power and the net income and book value per share attributable to the previously outstanding Common Shares of the Company.

   In addition, the issuance of Preferred Shares could have the effect of delaying, deferring or preventing a change in control of the Company. The ability of the Company’s Board of Directors to issue Preferred Shares might discourage an attempt by another person or entity, through the acquisition of a substantial number of Common Shares, to acquire control of the Company with a view to effecting a merger, sale of the Company’s assets or similar transaction, since the issuance of Preferred Shares which are convertible into Common Shares could be used to dilute the share ownership of a person or entity seeking to obtain or maintain control of the Company. Moreover, a private placement or other issuance of Voting

Preference Shares to or with persons supporting current management of the Company could deter an unsolicited tender offer or other attempt by others to acquire control of the Company with a view to effecting a merger or consolidation with the Company, sale of all or a substantial part of the Company’s assets or similar transaction, because the terms of the Voting Preference Shares provide that any such transaction requires the approval by a two-thirds vote of the holders of the Voting Preference Shares. As a result, a vote by the holders of the Voting Preference Shares could block a merger, sale of the Company’s assets or similar transaction which a majority of the holders of Common Shares of the Company believes desirable.

Corporate Governance Provisions that Could Discourage a Change of Control; Ohio Laws regarding Control Share Acquisitions and Merger Moratorium

   Certain other provisions of the Company’s Amended Articles, the Company’s Code of Regulations and Ohio corporation law could also have the effect of delaying, deferring or preventing a merger, tender offer or other change in control of the Company or the replacement of its directors and management, as discussed below.

   Business Combination Approval Requirements. The Company’s Amended Articles contain requirements for approval of certain business combinations involving the Company. These provisions require that any merger and certain other business combination transactions involving the Company and any holder of 20% or more of the Company’s Common Shares (“Related Party”) cannot be completed unless the transaction is approved by the affirmative vote of the holders of 75% of the Common Shares having voting power with respect to any such proposal and by the affirmative vote of the holders of a majority of the Common Shares having voting power with respect to any such proposal excluding the Common Shares owned by the Related Party. The Amended Articles further provide, however, that this shareholder approval requirement will not apply if either (i) the transaction is approved by a majority of the Company’s “Continuing Directors” (as defined in the Amended Articles), or (ii) a “fair price” requirement has been satisfied. Under the “fair price” provision, the cash or other consideration to be paid for each of the Company’s Common Shares acquired in the transaction cannot be less than the highest per share price paid by the Related Party in acquiring any of the Company’s Common Shares. These provisions may not be amended or repealed except by the vote of holders of 75% of the Common Shares having voting power with respect to any such proposal. As of January 31, 2003, the executive officers and directors of the Company beneficially owned approximately 10.4% of the outstanding Common Shares.

   Structure of Board of Directors. The Company’s Code of Regulations provides that the Board of Directors is to be divided into three classes of directors serving staggered three-year terms. In addition, the Code of Regulations requires the vote of at least 75% of the voting power of the Company to increase or decrease the number of directors, requires advance written notice to the Company of any shareholder nominations for the election of directors, and provides that the affirmative vote of at least 75% of the voting power of the Company is required to amend or repeal the foregoing provisions. These provisions, taken either separately or together, would make it more difficult and time-consuming for an interested party to elect its own nominees to the Company’s Board of Directors.

   Removal of Directors. The Code of Regulations also currently provides that directors may be removed without cause only by the affirmative vote of 75% of the voting power of the Company with respect to the election of directors. This provision would prevent a shareholder possessing a majority, but less than 75%, of the voting power of the Company from unilaterally removing directors and replacing them with its own representatives.

   Ohio Control Share Acquisition Law. Ohio corporation law requires prior shareholder approval of any “control share acquisition” of certain Ohio corporations, including the Company. A “control share acquisition” is defined as the acquisition of one-fifth, one-third or a majority of the voting power of the corporation in the election of directors. Under these provisions, any person who proposes to make a control share acquisition of the Company is required to notify the Company in advance of the proposed transaction and, upon receipt of such notice, the Company must call a special meeting of shareholders to vote on the transaction. A two-fold quorum requirement would have to be met at the meeting: both the holders of a majority of the voting shares, and the holders of a majority of the voting shares after excluding shares held by the acquiring person, certain directors and officers of the Company and certain other holders who have acquired a large block of the Company’s stock after public disclosure of the proposed control share acquisition, would have to be present in person or by proxy at the meeting. The proposed acquisition could proceed only if it is approved by a majority of both of these quorums. The notice, special meeting and shareholder approval requirements must be met each time a person’s holdings, after giving effect to the proposed share purchase, would exceed any of the one-fifth, one-third or majority voting power thresholds.

   Ohio Merger Moratorium Law. Ohio corporation law includes “merger moratorium” provisions that, in general, prohibit certain Ohio corporations, including the Company (an “issuing public corporation”), from entering into a merger, consolidation or other specified transaction (“regulated transaction”) with any person who, together with related parties, has the right to exercise 10% or more of the voting power of the issuing public corporation in the election of directors (“interested shareholder”), for a period of three years after the date on which such person became an interested shareholder (“share acquisition date”). These provisions do not apply, however, if prior to such share acquisition date, the directors of the issuing public corporation approved either the regulated transaction or the purchase of shares which resulted in such person becoming an interested shareholder. After the three-year period, the issuing public corporation may engage in a regulated transaction with the interested shareholder only if (a) the directors of such corporation had approved the purchase of shares by the interested shareholder prior to such share acquisition date, (b) the transaction is approved by the affirmative vote of the holders of at least two-thirds of the voting power of the issuing public corporation (or such other proportion as the articles may provide) and by at least a majority of the disinterested shares, or (c) certain “fair price” requirements are satisfied with the respect to the consideration payable in the transaction to the holders of disinterested shares.

   The Company and its shareholders are subject to the existing provisions of the Company’s Amended Articles and Code of Regulations, and to the Ohio “control share acquisition” and “merger moratorium” laws, whether or not shareholders approve the proposed amendment to increase the number of authorized Common Shares. The proposed amendment is not part of a comprehensive plan of the Board or management to implement a series of “anti-takeover” measures, and neither the Board nor management presently intends to propose any other or additional amendments to the Company’s Amended Articles or Code of Regulations that may have such an effect.

Vote Required for Approval

   Under Ohio corporation law, the affirmative vote of a majority of the outstanding Common Shares is required for approval of this proposal.

   The Board of Directors recommends that shareholders vote FOR this proposal.

ITEM 3:	PROPOSAL TO APPROVE THE PROGRESSIVE CORPORATION 2003 INCENTIVE PLAN AND THE PERFORMANCE GOALS SET FORTH THEREIN

General

   The Board of Directors adopted The Progressive Corporation 2003 Incentive Plan (the “2003 Incentive Plan” or the “Plan”) on January 31, 2003, subject to approval of the Company’s shareholders. The 2003 Incentive Plan is intended to provide equity-based compensation to executive officers and other key employees of the Company, its subsidiaries and affiliates. In addition, the Plan includes certain performance goals that the Company will use to define the vesting period for performance-based equity awards when such awards are granted under the Plan. If approved by shareholders, the 2003 Incentive Plan will become effective immediately. The Plan and the performance goals are discussed in more detail below. The full text of the 2003 Incentive Plan will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. The following description of the material features of the 2003 Incentive Plan is qualified in its entirety by reference to the text of the 2003 Incentive Plan.

   The Company’s executive compensation program, which is discussed in more detail beginning on page 14 of this Proxy Statement, contemplates annual awards of equity-based incentives to executives and other key employees of the Company and its subsidiaries. The grant or award of equity-based incentives is intended to enable the Company to attract, retain and reward key employees and to strengthen the mutuality of interests between key employees and the Company’s shareholders.

   In recent years, equity-based incentives granted by the Company to executives and other key employees have been in the form of non-qualified stock options granted under The Progressive Corporation 1995 Incentive Plan (the “1995 Plan”) and, prior to that, The Progressive Corporation 1989 Incentive Plan, as amended and restated (the “1989 Plan”). Each of the 1995 Plan and the 1989 Plan was previously approved by the Company’s shareholders. The 1995 Plan allows the Company to issue stock options and other stock-based awards, including stock appreciation rights, restricted stock, deferred stock and stock purchase rights. Awards previously made under the 1995 Plan remain outstanding at this time, and additional awards may be granted by the Company under the 1995 Plan until that plan expires by its terms on February 10, 2005. The 1989 Plan, pursuant to which the Company was authorized to grant similar equity-based awards, expired on April 27, 2000, although certain awards made under the 1989 Plan still remain outstanding at this time. Approval of the 2003 Incentive Plan by shareholders will not affect the rights of employees or former employees with respect to any outstanding stock options or other awards previously granted under the 1995 Plan or the 1989 Plan.

   As previously announced, beginning in 2003, the Company plans to grant restricted stock in lieu of stock options as the primary equity-based incentives for executives and other key employees. The Company believes that, among other benefits, the transition from stock options to restricted stock awards will result in a better alignment between the interests of executives and other key employees and the Company’s shareholders, will permit recipients to more easily understand the value of the grants received and will promote the accuracy and transparency of the Company’s financial reporting. Furthermore, in addition to restricted stock which will vest upon the expiration of a specified period of time, the Company anticipates granting to certain executives and other key employees restricted stock which will vest upon the satisfaction by the Company, a subsidiary and/or a business unit of certain performance goals established by the Compensation Committee of the Board of Directors (the “Committee”). Such performance-based equity compensation is an integral part of the Company’s executive compensation program.

   While the Company is currently authorized to issue restricted stock under the 1995 Plan, the issuance of performance-based restricted stock under the 1995 Plan may result in the Company’s inability to deduct some of the compensation earned by certain senior executives for Federal income tax purposes, due to the limitations set forth in Section 162(m) of the Internal Revenue Code. (A more detailed discussion of Section 162(m) and its application to performance-based restricted stock awards is included below under “Shareholder Approval Requirements”.) In order to maintain the maximum deductibility of compensation resulting from performance-based restricted stock awards, Section 162(m) requires (among other things) that the Plan and the Plan’s performance goals (which are described in more detail below under “Restricted Stock”) be approved by the Company’s shareholders. In addition, the 1995 Plan will expire in February 2005. If the 1995 Plan expires without shareholder approval of a substitute equity compensation plan, the Company will be put at a competitive disadvantage in attracting, retaining and motivating its executives and other key employees. Accordingly, the Board of Directors believes that the 2003 Incentive Plan, if approved by shareholders, will allow the Company to provide appropriate equity-based incentives for its executives and other key employees, while maximizing the deductibility of such compensation for Federal income tax purposes and providing an appropriate replacement for the 1995 Plan upon its expiration.

   Approval of the 2003 Incentive Plan will not replace, amend, or modify the 1995 Plan. The Company, therefore, will continue to have the right to award restricted stock, stock options and other stock-based compensation in accordance with the terms of the 1995 Plan, until that plan’s expiration in February 2005. The Company currently anticipates continuing to make such awards under the 1995 Plan. Under the 1995 Plan, the Company is authorized to issue up to 15,000,000 Common Shares (as adjusted to give effect to the Company’s 3-for-1 stock split in April 2002). As of December 31, 2002, stock options and other awards with respect to an aggregate of 8,009,250 Common Shares had been exercised or were outstanding under the 1995 Plan, leaving 6,990,750 shares available for issuance under that plan.

Shareholder Approval Requirements

   The 2003 Incentive Plan is being submitted to the Company’s shareholders for approval pursuant to Section 162(m) and Section 422 of the Internal Revenue Code, as amended (the “Code”), and the listing standards of the New York Stock Exchange.

   Section 162(m) of the Code limits to $1 million per year the deduction allowed for Federal income tax purposes for remuneration paid to a “covered employee” of a public company (“Deduction Limit”). Under Section 162(m), the term “covered employee” includes the chief executive officer and the four other most highly compensated executive officers. The Deduction Limit applies to remuneration which does not qualify for any of the limited number of exceptions provided for in Section 162(m).

   Under Section 162(m), the Deduction Limit does not apply to “performance-based compensation” if the following requirements are met: (a) the compensation must be payable on account of the attainment of one or more pre-established objective performance goals; (b) the performance goals must be established by a compensation committee of the Board of Directors that is comprised solely of two or more “outside directors”; (c) the material terms of the compensation and performance goals must be disclosed to and approved by shareholders before payment; and (d) the compensation committee must certify in writing that the performance goals have been satisfied prior to payment.

   Accordingly, for covered employees, any income resulting from a restricted stock award will generally be exempt from the Deduction Limit only if the grant vests upon the achievement of one or more pre-established objective performance goals, the material terms of which are approved by shareholders, and which otherwise satisfies the requirements set forth in Section 162(m) of the Code. Restricted stock that vests after the expiration of a specific period of time, rather than upon the achievement of pre-established performance goals, will not be exempt from the Deduction Limit, and the income realized in connection with such time-based restricted stock will be included, together with other non-exempt compensation, to determine whether a specific covered employee’s compensation exceeds the $1 million Deduction Limit.

   Stock options, on the other hand, are generally treated as “performance-based compensation” which is exempt from the Deduction Limit of Section 162(m), provided that the exercise price is equal to or greater than the fair market value of the employer’s stock on the date of grant. Under these circumstances, the amount earned, if any, results solely from an increase in the employer’s stock price. The awards must be approved by a board committee comprised solely of outside directors. Further, to qualify for the exemption, the material terms of the plan must be disclosed to and approved by shareholders and the plan must state the maximum number of shares that may be awarded to any employee under the plan within a specified period.

   It is the Company’s policy to structure its incentive compensation programs to satisfy the requirements for the “performance-based compensation” exception to the Deduction Limit and, thus, to preserve the full deductibility of all compensation paid there under, to the extent practicable. As a consequence, the Board has directed that the 2003 Incentive Plan and the performance goals contained therein be submitted to the Company’s shareholders for approval in order to satisfy the requirements for the “performance-based compensation” exception to the Deduction Limit for all grants made to covered employees under the Plan, other than restricted stock which vests on a time-based formula. Pursuant to the 2003 Incentive Plan, all grants will be determined by a committee of the Board of Directors comprised solely of outside directors. If approved by shareholders, the Plan and the performance goals will become effective on the date of such approval, and compensation attributable to performance-based restricted stock, and stock options with an exercise price equal to or greater than the fair market value of the Company’s Common Shares on the date of grant, awarded under the Plan will not be subject to the Deduction Limit.

   Section 422 of the Code provides, among other requirements, that shareholders approve plans providing for the award of incentive stock options in order for such awards to qualify as incentive stock options under the Code. Although the Company does not at this time intend to award incentive stock options to executives or other key employees, the approval of the 2003 Incentive Plan by shareholders will qualify any such incentive stock options under Section 422 of the Code in the event that, in the future, the Company determines that incentive stock options should become part of its executive compensation strategy.

   In addition, companies that are listed on the New York Stock Exchange (“NYSE”), including the Company, are required to comply with the requirements of the NYSE’s listing standards to maintain their listing. Among other requirements, NYSE-listed companies must obtain shareholder approval for any stock option or purchase plan, or any other arrangement, by which officers or directors may acquire stock. There are limited exceptions to this shareholder approval requirement for specific plans or transactions, but none of these exceptions is applicable to the 2003 Incentive Plan. Accordingly, the Company is seeking shareholder approval of the 2003 Incentive Plan as required by the NYSE’s listing standards.

   If the shareholders fail to approve the 2003 Incentive Plan, the Plan will not become effective. However, the 1995 Plan will remain in effect until February 10, 2005, and the Company would continue granting equity-based awards to key employees in accordance with the terms of the 1995 Plan. Such awards could include restricted stock that vests based on the satisfaction of performance goals, even though some or all of the compensation earned there under by “covered employees” might be subject to the Deduction Limit under Section 162(m) of the Code. In addition, the Board of Directors could consider adopting other incentive programs without shareholder approval, provided the Company may do so in compliance with the NYSE’s listing standards and applicable laws, in order to maintain the competitiveness of the Company’s executive compensation program, and some or all of the compensation earned under such a program might likewise be subject to the Deduction Limit.

Administration

   The 2003 Incentive Plan will be administered by the Committee. The Committee consists of not less than three directors of the Company, all of whom are “outside” directors, as defined in Section 162(m) of the Code, and “non-employee” directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”). Committee members serve at the pleasure of the Board.

   The Committee will have full power to interpret and administer the 2003 Incentive Plan and full authority to select the individuals to whom awards will be granted and to determine the type and amount of awards to be granted, the consideration (if any) to be paid for such awards, the timing of such awards, the terms and conditions of awards granted, and the terms and conditions of the related award agreements which will be entered into with any executive or other key employee to whom an award is granted under the Plan (“Participant”).

   The Committee will also have the authority to adopt, alter, change and repeal such rules, regulations, guidelines and practices governing the 2003 Incentive Plan as it deems advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any award agreement relating thereto), and otherwise to supervise the administration of the Plan.

Eligibility

   Officers and other key employees of the Company and its subsidiaries and affiliates (but excluding members of the Committee and any other person who serves only as a director) who are responsible for or contribute to the management, growth or profitability of the business of the Company, its subsidiaries or affiliates (“Eligible Persons”) will be eligible to receive awards under the Plan. “Affiliates” is defined under the Plan to mean any entity (other than the Company and its subsidiaries) that is designated by the Board as a participating employer under the Plan.

Stock Subject to the Plan

   The total number of the Company’s Common Shares, $1 par value, reserved and available for awards under the 2003 Incentive Plan will be 5,000,000 shares, although this number may be adjusted as discussed below. This amount is in addition to the shares still available for distribution under the 1995 Plan, as discussed above. Any stock issued under the 2003 Incentive Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. The closing price of the Company’s Common Shares on the New York Stock Exchange on February 28, 2003, was $          per share.

   No Participant may be granted awards under the 2003 Incentive Plan with respect to an aggregate of more than 200,000 shares of stock (subject to adjustment as described below) during any calendar year.

   If any stock subject to any award granted under the 2003 Incentive Plan is forfeited, or an award otherwise terminates or expires without the issuance of stock, the stock that is subject to such award will again be available for distribution in connection with future awards under the Plan, unless the Participant has received dividends or other “benefits of ownership” with respect to such stock as defined in the Plan. In such a case, the shares which were the subject of the award in question will not be available for future awards.

   In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, reverse share split, combination of shares or other change in the corporate or capital structure of the Company affecting the Company’s Common Shares, an appropriate substitution or adjustment will be made in (i) the aggregate number of shares of stock reserved for issuance under the 2003 Incentive Plan, (ii) the maximum number of shares that may be subject to awards granted under the Plan to any Eligible Person during any calendar year or other period, (iii) the number and option exercise price of shares subject to outstanding options granted under the Plan, and (iv) the number of shares subject to restricted stock awards granted under the Plan, as may be approved by the Committee to prevent dilution or enlargement of rights.

Restricted Stock

   Subject to the terms and conditions of the 2003 Incentive Plan, restricted stock may be awarded to Eligible Persons at any time and from time to time as determined by the Committee. The Committee will determine the individuals to whom, and the time or times at which, grants of restricted stock will be made; the number of shares of restricted stock to be awarded to each Eligible Person; the price (if any) to be paid by the Eligible Person; whether the awards will consist of time-based restricted stock or performance-based restricted stock, or a combination thereof; the period or periods within which such restricted stock awards may be subject to restrictions and forfeiture; and the other terms and conditions of such awards in addition to those set forth in the Plan. As to time-based restricted stock, the Committee will also determine the time periods and other conditions upon which such restricted shares will vest.

Performance Goals

   For restricted stock awards that are performance based, the Committee will establish the objective performance goals and any other conditions that must be satisfied as a condition to vesting under the 2003 Incentive Plan. Such performance goals will be based on one or more of the following measures, as determined by the Committee: earned premiums, operating income, net income, underwriting income, combined ratio and/or other operating ratios (including loss ratio, loss adjustment expense ratio and/or expense ratio). Performance goals may be measured on a Company-wide, subsidiary or business-unit basis, or any combination thereof, as determined by the Committee. Performance goals may also reflect the performance of the Company, a subsidiary or business unit alone, or may involve a relative comparison of such performance to the performance of a peer group of entities or other external measure selected by the Committee.

   As discussed above, for purposes of maximizing the deductibility of compensation earned under performance-based restricted stock awards, Section 162(m) of the Code requires (among other matters) that these performance goals must be disclosed to and approved by shareholders before the grant of the applicable award. Accordingly, as a part of the approval of the 2003 Incentive Plan by shareholders, the Board of Directors is also seeking shareholder approval of the performance goals set forth in the 2003 Incentive Plan and described above for purposes of satisfying the Section 162(m) requirements.

General Terms and Conditions for Restricted Stock Awards

   Restricted stock awarded under the 2003 Incentive Plan will be subject to the following terms and conditions and will contain such additional terms and conditions as the Committee deems advisable:

•	The purchase price for shares of restricted stock will be determined by the Committee at the time of grant and may be equal to their par value or zero.

•	The Participant must accept the award of restricted stock by executing a Restricted Stock Award Agreement, delivering an executed copy of the Restricted Stock Award Agreement to the Company and paying the required purchase price (if any).

•	Each Participant of a restricted stock award will receive a stock certificate registered in his or her name and bearing a legend referring to the terms, conditions and restrictions applicable to such award.

•	The Participant will deliver to the Company, or its designee, the stock certificates evidencing such shares of restricted stock with a related stock power. The Company will hold the certificates until the restrictions have lapsed or any conditions to the vesting of such award have been satisfied.

•	At the discretion of the Company, any shares of restricted stock awarded under the Plan may be issued and held in book entry form. In such event, no stock certificates evidencing such shares will be issued to the Participant.

•	Restricted stock awards may include either time-based or performance-based restricted stock, or both. Awards of time-based restricted stock will vest, and all restrictions thereon will terminate, upon the lapse of a period of time specified by the Committee at the time of grant, provided all other conditions to vesting have been met. Performance-based restricted stock awards will vest and all restrictions thereon will terminate upon the certification by the Committee of the achievement of the specified performance goals, provided all other conditions to vesting have been met.

•	Subject to the provisions of the 2003 Incentive Plan and the related award agreement, a Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber the shares of restricted stock awarded during the period specified by the Committee at the time of grant. This restriction period must be a minimum of six months and one day in duration (the “Minimum Restriction Period”) and may be a function of time or the achievement of specified performance goals, or both, as determined by the Committee at the time of the grant. Subject to these limitations, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine, provided that any such action does not affect any performance-based award held by a Participant who is subject to Section 162(m) of the Code.

•	Except as described above and as provided in the Plan or the applicable award agreement, with respect to the shares of restricted stock awarded, a Participant will have all of the rights of a shareholder of the Company, including the right to vote the stock and the right to receive any dividends declared by the Board of Directors. At the time of the award, the Committee may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock to the extent shares are then available or otherwise reinvested. Stock dividends issued with respect to restricted stock will be treated as additional shares of restricted stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

•	No restricted stock will be transferable by the Participant other than by will or by the laws of descent and distribution, except that, if determined by the Committee at the time of grant and so provided in the award agreement, a Participant may transfer restricted stock during his or her lifetime to certain family members and related entities, provided that no consideration is paid for the transfer and that the transfer would not result in the loss of any exemption under Rule 16b-3 of the 1934 Act with respect to any restricted stock. The transferee of restricted stock will be subject to all restrictions, terms and conditions applicable to the restricted stock prior to its transfer, except that no further transfers will be permitted other than by the laws of descent and distribution.

•	If a Participant’s employment by the Company or any subsidiary or affiliate terminates by reason of death, any restricted stock held by such Participant at the time of death will thereafter vest or any restrictions lapse, to the extent such restricted stock would have become vested or no longer subject to restriction within one year from the time of death had the Participant continued to fulfill all of the conditions of the restricted stock award during such period. However, if the vesting of an award is conditioned on or subject to the achievement of specified performance goals, such performance goals must be achieved prior to the earlier of the expiration of such one year period or the expiration date of the award, subject in all cases to the Minimum Restriction Period requirement. The balance of the restricted stock will be forfeited.

•	If a Participant’s employment by the Company or any subsidiary or affiliate terminates by reason of disability (as defined in the Plan), any restricted stock then held by such Participant will thereafter vest or any restriction lapse, to the extent such restricted stock would have become vested or no longer subject to restrictions within one year from the time of such termination had the Participant continued to fulfill all of the conditions of the restricted stock award during such period. However, if the vesting of an award is conditioned on or subject to the achievement of specified performance goals, such performance goals must be achieved prior to the earlier of the expiration of such one year period or the expiration date of the award, subject in all cases to the Minimum Restriction Period requirement. The balance of the restricted stock will be forfeited.

•	Unless otherwise determined by the Committee at or after the time of granting any award, and except for a “qualifying retirement” (discussed below), if a Participant’s employment by the Company or any subsidiary or affiliate terminates for any reason other than death or disability, all restricted stock held by such Participant which is unvested or subject to restriction at the time of such termination will be forfeited at such time.

•	If a Participant’s employment with the Company or any of its subsidiaries or affiliates terminates for any reason other than death, disability or the Participant’s involuntary termination for cause (as defined in the Plan), and if immediately prior to the date of termination of employment (i) the Participant is 55 years of age or older, and (ii) the sum of the Participant’s age and completed years of service as an employee of the Company or its subsidiaries or affiliates (disregarding fractions in both cases) totals 70 or more (a “qualifying retirement”), the following provisions will apply:

•	All shares of restricted stock awarded to the Participant which have vested as of the date of the qualifying retirement will be free of restrictions.

•	With respect to any time-based restricted stock award which has not vested, effective as of the Participant’s retirement date: (a) the award will remain in effect with respect to fifty percent (50%) of the shares covered thereby, and such award will vest on the Participant’s retirement date and such shares will be free of restrictions as of the vesting date; and (b) the award will be terminated with respect to the remaining fifty percent (50%) of the shares covered thereby.

•	With respect to any performance-based restricted stock award which has not vested, effective as of the Participant’s retirement date: (a) the award will remain in effect with respect to fifty percent (50%) of the shares covered thereby and will vest upon the achievement of the related performance goals (unless an award expires according to its terms prior to the satisfaction of the performance goals, in which event the award will terminate and applicable shares of restricted stock will be forfeited); and (b) the award will terminate as to the remaining fifty percent (50%) of the shares covered thereby. However, if the Participant is the Chief Executive Officer or a member of his or her direct reporting group, and such person has given the Company written notice at least one (1) full year prior to his or her qualifying retirement, no unvested performance-based restricted stock awards will terminate upon such retirement, and one hundred percent (100%) of the shares covered by such awards will remain in effect and will vest upon the achievement of the related performance goals (unless an award expires according to its terms prior to the satisfaction of the performance goals, in which event the award will terminate and applicable shares of restricted stock will be forfeited).

Notwithstanding the foregoing, if the Committee determines that the Participant is or has engaged in any disqualifying activity (as defined below), then (1) to the extent that any restricted stock award held by such Participant has vested as of the disqualification date (as defined below), the Participant will have the right to receive all shares of restricted stock which are vested as of such date and (2) to the extent that any restricted stock award held by such Participant has not vested as of the disqualification date, the award will terminate, and all related shares will be forfeited, as of such date. Any determination by the Committee, which may act upon the recommendation of the Chief Executive

Officer or other senior officer of the Company, that the Participant is or has engaged in any disqualifying activity, and as to the disqualification date, will be final and conclusive.

For purposes of this provision, the term “disqualifying activity” is defined in the Plan to include, among other activities:

•	directly or indirectly being an owner, officer, employee, advisor or consultant to a company that competes with the Company or its subsidiaries or affiliates to an extent deemed material by the Committee, or

•	disclosure to third parties or misuse of any confidential information or trade secrets of the Company, its subsidiaries or affiliates, or

•	any material violation of the Company’s Code of Business Conduct and Ethics or any other agreement between the Company and the Participant, or

•	failing in any material respect to perform his or her assigned responsibilities as an employee of the Company or any of its subsidiaries or affiliates, as determined by the Committee, in its sole judgment, after consulting with the Chief Executive Officer.

The ownership of less than 2% of the outstanding voting securities of a publicly traded corporation which competes with the Company or any of its subsidiaries or affiliates will not constitute a disqualifying activity.

The term “disqualifying date” is defined in the Plan as the earliest date as of which the Participant engaged in any disqualifying activity, as determined by the Committee.

•	Any Participant who is then eligible to participate in The Progressive Corporation Executive Deferred Compensation Plan or any other deferral plan adopted or maintained by the Company may elect to defer all or any portion of any restricted stock awards granted to him or her under this Plan, subject to and in accordance with the terms of the applicable deferral plan.

Stock Options

   Stock options may be granted under the 2003 Incentive Plan to Eligible Persons as determined by the Committee. The Committee will select the individuals to whom, and the time or times at which, grants of stock options will be made, the number of shares which may be purchased under each stock option, the time or times at which stock options will vest and become exercisable, and the other terms and conditions of the stock options in addition to those described below.

   The Committee will have the authority to grant either incentive stock options or non-qualified stock options, subject to the requirements of the Plan. Incentive stock options are stock options intended to satisfy the requirements of Section 422 of the Code or any successor thereto. Non-qualified stock options are stock options which do not qualify as incentive stock options.

General Terms and Conditions of Stock Option Awards

   Options granted under the Plan will be evidenced by Option Award Agreements approved by the Committee, and will be subject to the following terms and conditions and such additional terms and conditions as the Committee deems advisable:

•	The option exercise price per share of stock which may be purchased under a non-qualified stock option will be determined by the Committee at the time of grant and will not be less than 100% of the fair market value of the stock on the date of grant. The option exercise price per share of stock which may be purchased under an incentive stock option will be determined by the Committee at the time of grant and will be not less than 100% of the fair market value of the stock at the date of grant or 110% of the fair market value of the stock at the date of grant in the case of a Participant who at the date of grant owns shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations (as determined under Section 424(d), (e) and (f) of the Code) (a “10% Participant”).

•	The term of each stock option (“Option Term”) will be determined by the Committee at the time of grant and may not exceed ten years from the date the option is granted (or, with respect to incentive stock options, five years in the case of a 10% Participant).

•	Stock options will be exercisable at such time or times, and subject to such terms and conditions, which may include, without limitation, the satisfaction of one or more performance goals, as determined by the Committee at or after the grant. Except as provided below, and unless otherwise determined by the Committee at or after grant, no stock option may be exercised prior to six months and one day following the date of grant. If any stock option is exercisable only in installments, or only after a specified vesting date, the Committee may accelerate or waive, in whole or in part, such installment exercise provisions or vesting date, at any time at or after the grant based on such factors as the Committee may determine.

•	Subject to the installment exercise provisions that apply with respect to such stock option, the six month and one day holding period described above and any other conditions to vesting, stock options may be exercised, in whole or in part, at any time during the Option Term, by giving to the Company written notice of exercise specifying the number of shares of stock to be purchased.

•	The notice must be accompanied by payment in full of the option exercise price of the shares of stock for which the option is exercised. Subject to the following sentence, unless otherwise determined by the Committee, in its sole discretion, at or after grant, payment, in full or in part, of the option exercise price of (i) incentive stock options may be made in the form of unrestricted stock then owned by the Participant and (ii) non-qualified stock options may be made in the form of unrestricted stock then owned by the Participant or stock that is part of the non-qualified stock option being exercised. Notwithstanding the foregoing, any election by a Participant who is subject to Section 16 of the 1934 Act to satisfy such payment obligation, in whole or in part, with unrestricted stock then owned by such Participant or stock that is part of the non-qualified stock option being exercised shall be subject to prior approval by the Committee, in its sole discretion. The value of each such share surrendered or withheld will equal the fair market value of the stock on the date the option is exercised, as defined in the 2003 Incentive Plan.

•	In addition to the payment of the option exercise price, no later than the date as of which an amount first becomes includable in the gross income of the Participant for federal income tax purposes with respect to any award under the Plan, the Participant will be required to pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to such amount. Subject to the following sentence, unless otherwise determined by the Committee, withholding obligations may be settled with stock, including unrestricted stock previously owned by the Participant or stock that is part of the award that gives rise to the withholding requirement. Notwithstanding the foregoing, any election by a Participant who is subject to Section 16 of the 1934 Act to settle such tax withholding obligation with stock that is previously owned by the Participant or part of such award shall be subject to prior approval by the Committee, in its sole discretion. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its subsidiaries and affiliates, to the extent permitted by law, shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

•	Except as provided in the next sentence, no stock option may be transferred other than by will or by the laws of descent and distribution, and all stock options will be exercisable, during the Participant’s lifetime, only by the Participant or by the Participant’s authorized legal representative if the Participant is disabled. If determined by the Committee at the time of grant and so provided in the applicable award agreement, a Participant may transfer a stock option during his or her lifetime to certain family members or related entities, provided that no consideration is paid for the transfer and that the transfer would not result in the loss of any exemption under Rule 16b-3 under the 1934 Act with respect to any stock option. The transferee of a stock option will be subject to all restrictions, terms and conditions applicable to the stock option prior to its transfer, except that no further transfers will be permitted other than by the laws of descent and distribution.

•	If any Participant’s employment is terminated by reason of death, any stock option then held by the Participant may thereafter be exercised, to the extent such option was exercisable at the time of death or would have become exercisable within one year from the time of death had the Participant continued to fulfill all conditions of the option during such period (or on such accelerated basis as the Committee may determine at or after grant), by the estate of the Participant for a period of one year (or such other period as the Committee may specify at or after grant) from the date of death; provided that, if the vesting of such option is conditioned on or subject to the achievement of specified performance goals, such performance goals must be achieved prior to the earlier of the expiration of such one year period or the expiration date of such option. The balance of the stock option will be forfeited.

•	If a Participant’s employment is terminated by reason of a disability (as defined in the Plan), any stock option then held by such Participant may thereafter be exercised, to the extent such option is exercisable at the time of such termination or would have become exercisable within one year from the time of such termination had the Participant continued to fulfill all conditions of the option during such period (or on such accelerated basis as the Committee may determine at or after grant), by the Participant or by his or her duly authorized legal representative if the Participant is unable to exercise the option as a result of the disability, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such termination; provided that, if the vesting of such option is conditioned on or subject to the achievement of specified performance goals, such performance goals must be achieved prior to the earlier of the expiration of such one year period or the expiration date of such option; and provided further, that if the Participant dies within such one-year period (or such other period as the Committee may specify at or after grant), any unexercised stock option held by such Participant will thereafter be exercisable by his or her estate (acting through its fiduciary) to the same extent to which it was exercisable at the time of death for a period of one year from the date of death. The balance of the stock option will be forfeited.

•	Unless otherwise determined by the Committee at or after the time of granting any stock option, if a Participant’s employment by the Company or any subsidiary or affiliate terminates for any reason other than death or disability, all stock options held by such Participant shall thereupon immediately terminate, except that if the Participant is involuntarily terminated by the Company or any subsidiary or affiliate without cause (as defined in the Plan), any such stock option may be exercised, to the extent otherwise exercisable at the time of such termination, at any time during the lesser of two months from the date of such termination or the balance of such stock option’s term.

Terms and Conditions Applicable to Incentive Stock Option Awards

   The following provisions will be applicable to incentive stock options notwithstanding the general provisions set forth above:

•	Only employees of the Company or its subsidiaries will be eligible to receive incentive stock options.

•	In the event of the death or disability of a Participant who holds an incentive stock option, the incentive stock option will be exercisable by (i) the Participant’s authorized legal representative (if the Participant is unable to exercise the incentive stock option as a result of the Participant’s disability) only if, and to the extent, permitted by Section 422 of the Code and Section 16 of the 1934 Act and the rules and regulations promulgated there under and (ii) by the Participant’s estate, in the case of death, or authorized legal representative, in the case of disability, no later than 10 years from the date the incentive stock option was granted (or 5 years in the case of a 10% Participant), in addition to any other restrictions or limitations which may apply.

•	Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to incentive stock options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participant(s) affected, to disqualify any incentive stock option under such Section 422 or any successor Section thereto.

Buyout Provisions

   The Committee may at any time buy out, for a payment in cash, stock or restricted stock, any option previously granted, based on such terms and conditions as the Committee may establish and agree upon with the Participant, subject to any applicable laws.

Change In Control Provision

   In the event of and upon a “Change in Control” or a “Potential Change in Control”, as defined below:

•	any stock options awarded under the 2003 Incentive Plan not previously exercisable and vested will become fully exercisable and vested;

•	all restrictions and limitations, if any, applicable to any restricted stock or stock options granted under the Plan will terminate and such restricted stock or stock options will become fully vested; and

•	unless otherwise determined by the Committee prior to any Change in Control or Potential Change in Control, the value of all outstanding awards, in each case to the extent vested, will be cashed out on the basis of the “Change in Control Price”, on the date of any Change in Control or Potential Change in Control.

   A “Change in Control” will occur when any “person” or “group”, as such terms are defined in the 1934 Act, directly or indirectly, becomes the “beneficial owner” (as defined in the 1934 Act or the rules adopted there under) of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities. However, the terms “person” and “group” will not include the Company, any subsidiary of the Company, any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), or any director who, on the effective date of the 2003 Incentive Plan, is the beneficial owner of, or has the right to acquire, an amount of stock that is equal to or greater than five percent of the total number of shares of the Company’s stock then outstanding. Further, unless otherwise determined by the Board or any committee of the Board, the terms “person” and “group” will not include any entity or group of entities which has acquired stock of the Company in the ordinary course of business for investment purposes only and not with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having that purpose or effect, as demonstrated by the filing by such entity or group of a statement on Schedule 13G (including amendments thereto) pursuant to Regulation 13D under the 1934 Act, as long as such entity or group continues to hold such stock for investment purposes only.

   A “Change in Control” will also occur when, during any period of 24 consecutive months during the existence of the 2003 Incentive Plan, the individuals who, at the beginning of that period, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the Board. However, a director who was not a director at the beginning of such 24-month period will be considered to be an Incumbent Director if the director was elected by, or on the recommendation or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors.

   Finally, a “Change in Control” will include the occurrence of a transaction requiring shareholder approval for the acquisition of the Company, or any portion of the outstanding equity securities or voting power of the Company, by an entity other than the Company or a subsidiary through purchase of stock or assets, by merger or otherwise.

   A change in control will not be deemed to be a Change in Control for purposes of the 2003 Incentive Plan if the Board approves such change prior to either: (i) the commencement of any of the events described above; or (ii) the commencement by any person, other than the Company, of a tender offer for the Company’s outstanding shares.

   A “Potential Change in Control” will occur when:

•	the shareholders approve an agreement by the Company, the completion of which would result in a Change in Control of the Company as described above; or

•	any entity, person or group (other than the Company, a subsidiary of the Company or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) acquires beneficial ownership, directly or indirectly, of securities of the Company representing five percent or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of the 2003 Incentive Plan.

   As used above, “Change in Control Price” means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered in any bona fide transaction related to a Change in Control or Potential Change in Control of the Company, at any time during the 60-day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee.

Amendments and Termination

   The Board may amend, alter or discontinue the 2003 Incentive Plan at any time, but no such action will impair the rights under any award previously granted under the Plan without the Participant’s consent. The Company will submit to the shareholders of the Company, for their approval, any amendments to the Plan which are required to be approved by shareholders, either by law or the rules and regulations of any governmental authority or any stock exchange upon which the stock is then traded. The Company’s Common Shares are currently traded on the New York Stock Exchange.

   Subject to changes in law or other legal requirements that would permit otherwise, the 2003 Incentive Plan may not be amended without the approval of the shareholders, to (a) increase the total number of shares of stock that may be issued under the Plan or to any individual during any calendar year (except for adjustments described above), (b) permit the granting of stock options with option exercise prices lower than 100% of the fair market value of the stock on the date of the grant, (c) modify the Plan’s eligibility requirements or (d) change the performance goals which are specified in the Plan and discussed under “Restricted Stock” above.

   The Committee, at any time, may amend the terms of any outstanding award, but no such amendment will be made which would impair the rights under an award previously granted without the Participant’s consent; nor, in the case of any award of a stock option, will any such amendment reduce the option exercise price relating to such stock option or, in any other case, reduce the purchase price (if any) of the stock which is subject to an outstanding award; nor will any such amendment be made which would make the applicable exemptions provided by Rule 16b-3 under the 1934 Act unavailable to any person holding an award without that person’s consent. In addition, no performance-based award may be amended if such amendment would adversely affect the award’s qualification as performance-based compensation under Section 162(m) of the Code.

   Subject to the above provisions, the Board will have all necessary authority to amend the 2003 Incentive Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

Federal Income Tax Consequences of the 2003 Incentive Plan

   The following is a brief summary of the general federal income tax consequences of transactions under the 2003 Incentive Plan based on federal income tax laws in effect as of February 28, 2003. This summary is not intended to be exhaustive and does not describe any foreign, state or local tax consequences.

Tax Treatment of Restricted Stock

   Unless a Participant makes an election under Section 83(b) of the Internal Revenue Code, restricted stock awards are not included in his or her income until the award vests. At vesting, the Participant is taxed, at ordinary income rates, on the fair market value of the stock on the vesting date. Any subsequent appreciation in the stock price would be taxed at capital gains rates (assuming the stock has been held for a period of more than one (1) year from the date of vesting).

   Within 30 days of receipt of a restricted stock award, a Participant may elect, under Section 83(b) of the Internal Revenue Code, to include in ordinary income on the date of receipt of the restricted stock the fair market value of the stock (without taking into account any restrictions other than those which by their terms never lapse) reduced by the amount, if any, that he or she pays for the stock. Any subsequent appreciation would then be eligible for capital gain treatment (assuming the stock has been held for a period of more than one (1) year from the date of grant).

   In general, the Company is entitled to a deduction equal to the amount included in the Participant’s ordinary income in the year in which such amount is reported for tax purposes by the Participant, provided the Company satisfies applicable withholding and reporting requirements. The amount of the deduction may be limited under Section 162(m) of the Code if a covered employee’s non-performance-based compensation exceeds $1 million in any year, which is discussed in more detail beginning on page 25 of this Proxy Statement.

Tax Treatment of Stock Options

   Non-Qualified Stock Options. For stock options that are non-qualified stock options with an exercise price equal to or greater than the fair market value of the Common Shares on the date of grant, generally: (i) no income is realized by the Participant at the time the option is granted; (ii) upon exercise of the option, the Participant realizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price paid for the shares; and (iii) upon disposition of the shares received upon exercise of the option, the Participant recognizes, as either short-term or long-term capital gain or loss, depending upon the length of time that the Participant has held the shares, a gain or loss equal to the difference between the amount realized and the fair market value of the shares on the date of exercise. The Participant’s tax basis is equal to the sum of the purchase price of the shares and the amount of income, if any, recognized upon the exercise of such option.

   With respect to the exercise of a non-qualified stock option and the payment of the option price by the delivery of Common Shares previously owned by the Participant, the Participant will still realize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of the exercise over the option exercise price paid for the shares, but with respect to the shares that are surrendered to pay the option exercise price, the following will apply. If the number of Common Shares received by the Participant does not exceed the number of Common Shares surrendered, no taxable income will be realized by the Participant at that time, the tax basis of the Common Shares received will be the same as the tax basis of the Common Shares surrendered, and the holding period of the Participant in the Common Shares received will include his holding period in the Common Shares surrendered. If the number of Common Shares received exceeds the number of Common Shares surrendered, ordinary income will be realized by the Participant at the time in the amount of the fair market value of such excess Common Shares, the tax basis of such excess Common Shares will be such fair market value, and the holding period of the Participant in such Common Shares will begin on the date such Common Shares are transferred to the Participant.

   In general, the Company is entitled to a deduction equal to the amount included in the Participant’s ordinary income in the year in which such amount is reported for tax purposes by the Participant, provided the Company satisfies applicable withholding and reporting requirements. Generally, stock options with an option exercise price equal to or greater than the fair market value on the date of grant are generally treated as performance-based compensation; consequently, such stock options are normally not subject to the deduction limits relating to non-performance-based compensation under Section 162(m) of the Code.

   Incentive Stock Options. No taxable income is realized by the Participant upon the grant or exercise of an incentive stock option. If Common Shares are issued to an Participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such Common Shares is made by such Participant within two years after the date of grant or within one year after the transfer of such shares to the Participant, then (a) upon the sale of such Common Shares, a long-term capital gain or loss will be realized in an amount equal to the difference between the option price and the amount realized by the Participant and (b) no deduction will be allowed to the Participant’s employer (i.e., the Company) for federal income tax purposes.

   If Common Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the Participant realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares and (ii) the Participant’s employer will be entitled to deduct any such amount if the Company satisfies certain federal withholding or reporting requirements. Any further gain (or loss) realized (i.e., the difference between the amount realized and the fair market value of the shares on the date of exercise, in the case of a gain, or the option price, in the case of a loss) by the Participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction for the employer.

   For the purposes of computing an Participant’s alternative minimum tax, the excess of the fair market value of the Common Shares at the time of exercise over the option price is an item of tax preference (unless there is a disposition of the shares acquired upon exercise of an incentive stock option in the taxable year of exercise) which may, under certain circumstances, result in an alternative minimum tax liability to the Participant.

   With respect to the exercise of an incentive stock option and the payment of the option price by the delivery of Common Shares, if the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the Participant at that time; the tax basis of the Common Shares received will be the same as the tax basis of the Common Shares surrendered and the holding period (except for purposes of the one-year period referred to above) of the Participant in the Common Shares received will include his holding period in the shares surrendered. If the number of Common Shares received exceeds the number of Common Shares surrendered, no taxable income will be realized by the Participant at that time, such excess Common Shares will be considered incentive stock option stock with a zero basis, and the holding period of the Participant in such shares will begin on the date such shares are transferred to the Participant. If the Common Shares surrendered were acquired as the result of the exercise of an incentive stock option and the surrender takes place within two years from the date of the option or one year after the transfer of Common Shares to the Participant, the surrender will result in the realization of ordinary income by the Participant at that time in the amount of the excess, if any, of the fair market value on the date of exercise of the Common Shares surrendered over the option price of such shares. If any of the Common Shares received are transferred by the Participant, the Participant will be treated as having first disposed of the Common Shares with a zero basis.

Term of Plan

   No award will be granted pursuant to the 2003 Incentive Plan on or after January 31, 2013, but awards granted prior to such date may extend beyond that date.

Other Benefit Plans for Executives and Other Key Employees

   The Company maintains other benefits and plans to compensate and reward executives and other key employees in addition to their regular salary. Each such employee has the potential to earn an annual cash bonus, is eligible to participate in the Company’s Retirement Security Program and may participate in the health and other employee benefit plans that are generally available to regular employees of the Company who satisfy minimum requirements. Certain executives and other key employees may also be eligible to participate in the Company’s Executive Deferred Compensation Plan, which permits the employee to defer a portion of the employee’s annual cash bonus (if any) to later years. The Company has in recent years also granted executives and other key employees stock options on an annual basis under either the 1995 Plan or the 1989 Plan. Further information concerning certain of the Company’s annual cash bonus plans can be found beginning on page 14 of this proxy statement, and a description of the Retirement Security Program can be found on page 11 of this proxy statement.

Vote Required for Approval

   The affirmative vote of a majority of the votes cast on this proposal, provided the total number of votes cast represents a majority of the outstanding Common Shares, is required for the approval of this proposal.

   The Board of Directors recommends that the shareholders vote FOR this proposal.

ITEM 4:	PROPOSAL TO APPROVE THE PROGRESSIVE CORPORATION 2003 DIRECTORS EQUITY INCENTIVE PLAN

General

   The Progressive Corporation 2003 Directors Equity Incentive Plan (the “2003 Directors Plan” or the “Plan”) was adopted by the Board of Directors on January 31, 2003, subject to approval of the Company’s shareholders as required under the Rules of the New York Stock Exchange. The 2003 Directors Plan permits the grant of restricted stock and stock options to directors who are not full-time employees of the Company or its subsidiaries (“Eligible Directors”). The 2003 Directors Plan is intended to enable the Company to attract, retain and reward Eligible Directors and to strengthen the mutuality of interests between such directors and the Company’s shareholders by offering such directors equity or equity-based incentives. The Company currently has eleven Eligible Directors.

   The Company currently has in place The Progressive Corporation 1998 Directors’ Stock Option Plan (the “1998 Plan”), which was approved by shareholders in 1998 and remains in effect. In addition, the Company previously had in place The Progressive Corporation 1990 Directors’ Stock Option Plan, as amended and restated (the “1990 Plan”), which was approved by shareholders in 1990. The 1990 Plan expired by its terms on April 27, 2000, but stock option grants still remain outstanding under that plan. The 2003 Directors Plan will not replace, amend or modify the 1998 Plan, nor will the 2003 Directors Plan affect the rights of directors with respect to any outstanding stock options previously granted under the 1998 Plan or the 1990 Plan. However, if shareholders approve the 2003 Directors Plan, the Company currently anticipates making no further grants under the 1998 Plan.

   The full text of the 2003 Directors Plan will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. The following description of the material features of the 2003 Directors Plan is qualified in its entirety by reference to the text of the 2003 Directors Plan.

Administration

   The 2003 Directors Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee consists of not less than three directors of the Company, all of whom are “non-employee” directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”). Committee members serve at the pleasure of the Board.

   The Committee will have full power to interpret and administer the 2003 Directors Plan and full authority to select the individuals to whom awards will be granted and to determine the type and amount of awards to be granted; the consideration, if any, to be paid for such awards, the timing of such awards; the terms and conditions of awards granted; and the terms and conditions of the related award agreements that will be entered into with any Eligible Director to whom an award is granted under the Plan (“Recipient”).

   The Committee will also have the authority to adopt, alter, change and repeal such rules, regulations, guidelines and practices governing the 2003 Directors Plan as it deems advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any award agreement relating thereto), and otherwise to supervise the administration of the Plan.

Stock Subject to the Plan

   The total number of the Company’s Common Shares, $1 par value, reserved and available for awards under the 2003 Directors Plan will be 350,000 shares, although this number may be adjusted as discussed below. No Eligible Director may be granted awards under the 2003 Directors Plan with respect to an aggregate of more than 6,000 shares of stock (subject to adjustment) during any calendar year. Any stock issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. The closing price of the Company’s Common Shares on the New York Stock Exchange on February 28, 2003, was $          per share.

   If any stock subject to any award granted under the 2003 Directors Plan is forfeited, or an award otherwise terminates or expires without the issuance of stock, the stock that is subject to such award will again be available for distribution in connection with future awards under the Plan, unless the Recipient has received dividends or other “benefits of owner-

ship” with respect to such stock as defined in the Plan. In such a case, the shares which were the subject of the award in question will not be available for future awards.

   In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, reverse share split, combination of shares or other change in the corporate or capital structure of the Company affecting the stock, an appropriate substitution or adjustment will be made in (i) the aggregate number of shares of stock reserved for issuance under the 2003 Directors Plan, (ii) the maximum number of shares that may be subject to awards granted under the Plan to any Eligible Director during any calendar year or other period, (iii) the number and option exercise price of shares subject to outstanding options granted under the Plan, and (iv) the number of shares subject to restricted stock awards granted under the Plan, as may be approved by the Committee to prevent dilution or enlargement of rights.

Restricted Stock

   Subject to the terms and conditions of the 2003 Directors Plan, restricted stock may be awarded to Eligible Directors at any time and from time to time as determined by the Committee. The Committee will determine the individuals to whom, and the time or times at which, grants of restricted stock will be made; the number of shares of restricted stock to be awarded to each Eligible Director; the price (if any) to be paid by the Eligible Director; the date or dates or conditions upon which restricted stock awards will vest; the period or periods within which such restricted stock awards may be subject to restrictions and forfeiture; and the other terms and conditions of such awards in addition to those set forth in the Plan.

   Restricted stock awarded under the 2003 Directors Plan will be subject to the following terms and conditions and will contain such additional terms and conditions as the Committee deems advisable:

•	The purchase price for shares of restricted stock will be determined by the Committee at the time of grant and may be equal to their par value or zero.

•	The Recipient must accept the award of restricted stock by executing a Restricted Stock Award Agreement, delivering an executed copy of the Restricted Stock Award Agreement to the Company, and paying the required purchase price (if any).

•	Each Recipient of a restricted stock award will receive a stock certificate registered in his or her name and bearing a legend referring to the terms, conditions and restrictions applicable to such award.

•	The Recipient will deliver to the Company, or its designee, the stock certificates evidencing such shares of restricted stock with a related stock power. The Company will hold the certificates until the restrictions have lapsed or any conditions to the vesting of such award have been satisfied.

•	At the discretion of the Company, any shares of restricted stock awarded under the Plan may be issued and held in book entry form. In such event, no stock certificates evidencing such shares will be issued to the Recipient.

•	Awards of restricted stock will vest, and all restrictions thereon will terminate, upon the lapse of a period of time specified by the Committee at the time of grant, provided all other conditions to vesting have been met.

•	Subject to the provisions of the 2003 Directors Plan and the related award agreement, a Recipient will not be permitted to sell, transfer, pledge, assign or otherwise encumber the shares of restricted stock awarded during the period specified by the Committee at the time of grant, which will not be less than six months and one day. Subject to these limitations, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine.

•	No restricted stock will be transferable by the recipient other than by will or by the laws of descent and distribution, except that, if determined by the Committee at the time of grant and so provided in the award agreement, a Recipient may transfer restricted stock during his or her lifetime to certain family members and related entities, provided that no consideration is paid for the transfer and that the transfer would not result in the loss of any exemption under Rule 16b-3 of the 1934 Act with respect to any restricted stock. The transferee of restricted stock will be subject to all restrictions, terms and conditions applicable to the restricted stock prior to its transfer.

•	Except as described above and as provided in the Plan, with respect to the shares of restricted stock awarded, a Recipient has all of the rights of a shareholder of the Company, including the right to vote the stock and the right to receive any dividends declared by the Board of Directors. At the time of the award, the Committee may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock to the extent shares are then available or otherwise reinvested. Stock dividends issued with respect to restricted stock will be treated as additional shares of restricted stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

•	If a Recipient dies while serving as a member of the Board, his or her estate will be entitled to receive any shares of restricted stock held by such Recipient at the time of death; such restricted stock will thereafter vest, or any restrictions thereon will lapse, on the vesting date or dates specified in the related award agreement.

•	If a Recipient resigns or is removed from the Board due to disability, he or she will be entitled to keep any restricted stock held by him or her at the time of such resignation or removal; such restricted stock will vest, or any restrictions will lapse, on the vesting date or dates specified in the related award agreement.

•	Unless otherwise determined by the Committee, at or after the time of granting any restricted stock award, if a director resigns or is removed from the Board for any reason other than death or disability or does not stand for re-election, all restricted stock held by such director which is unvested or subject to restriction at the time of such resignation or removal, or at the time such director leaves the Board, will be forfeited.

Stock Options

   Stock options may be granted under the 2003 Directors Plan to Eligible Directors as determined by the Committee. The Committee will select the individuals to whom grants of stock options will be made; the number of shares which may be purchased under each stock option; the time or times at which stock options will vest and become exercisable; and the other terms and conditions of the stock options in addition to those described below. All stock options granted under the Plan will be non-qualified stock options.

   Options granted under the Plan will be evidenced by Option Award Agreements approved by the Committee, and will be subject to the following terms and conditions and such additional terms and conditions as the Committee deems advisable:

•	The option exercise price per share of stock which may be purchased under a stock option will be determined by the Committee at the time of grant and will not be less than 100% of the fair market value of the stock on the date of grant.

•	The term of each stock option (“Option Term”) will be determined by the Committee at the time of grant and may not exceed ten years from the date the option is granted.

•	Stock options will be exercisable at such time or times, and subject to such terms and conditions, as determined by the Committee at or after the grant. Except as provided below, and unless otherwise determined by the Committee at or after grant, no stock option may be exercised prior to six months and one day following the date of grant. If any stock option is exercisable only in installments, or only after a specified vesting date, the Committee may accelerate or waive, in whole or in part, such installment exercise provisions or vesting date, at any time at or after the grant based on such factors as the Committee may determine.

•	Subject to the installment exercise provisions that apply with respect to such stock option, the six month and one day holding period described above and any other conditions to vesting, stock options may be exercised, in whole or in part, at any time during the Option Term, by giving to the Company written notice of exercise specifying the number of shares of stock to be purchased.

•	The notice must be accompanied by payment in full of the option exercise price of the shares of stock for which the option is exercised. Subject to the prior approval of the Committee at or after grant, payment of some or all of the option exercise price may be made in the form of unrestricted stock then owned by the Recipient or stock that is part of the stock option being exercised. The value of each such share surrendered or withheld will equal the fair market value of the stock on the date the option is exercised, as defined in the 2003 Directors Plan.

•	No stock option may be transferred other than by will or by the laws of descent and distribution, and all stock options will be exercisable, during the Recipient’s lifetime, only by the Recipient or by the Recipient’s authorized legal representative if the Recipient is disabled. However, if determined by the Committee at the time of grant and so provided in the applicable award agreement, a Recipient may transfer a stock option during his or her lifetime to certain family members or related entities, provided that no consideration is paid for the transfer and that the transfer would not result in the loss of any exemption under Rule 16b-3 under the 1934 Act with respect to any stock option. The transferee of a stock option will be subject to all restrictions, terms and conditions applicable to the stock option prior to its transfer.

•	Any stock option held by a Recipient at the time of his or her death may thereafter be exercised, to the extent such option was exercisable at the time of death or would have become exercisable within one year from the time of death had the Recipient continued to fulfill all conditions of the option during such period (or on such accelerated basis as the Committee may determine at or after grant), by the estate of the Recipient for a period of one year (or such other period as the Committee may specify at or after grant) from the date of death. The balance of the stock option will be forfeited.

•	If a Recipient resigns or is removed from the Board due to disability, any stock option then held by such Recipient may thereafter be exercised, to the extent such option is exercisable at the time of such resignation or removal or would have become exercisable within one year from the time of such resignation or removal had the Recipient continued to fulfill all conditions of the option during such period (or on such accelerated basis as the Committee may determine at or after grant), by the Recipient or by his or her duly authorized legal representative if the Recipient is unable to exercise the option as a result of the disability, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such resignation or removal; provided that if the Recipient dies within such one-year period (or such other period as the Committee may specify at or after grant), any unexercised stock option held by such Recipient will thereafter be exercisable by his or her estate (acting through its fiduciary) to the same extent to which it was exercisable at the time of death for a period of one year from the date of death. The balance of the stock option will be forfeited.

•	Unless otherwise determined by the Committee at or after the time of granting of any stock option, if a Recipient resigns or is removed from the Board for any reason other than death or disability, all stock options held by such Recipient will immediately terminate.

   The Committee may at any time buy out, for a payment in cash, stock or restricted stock, any option previously granted, based on such terms and conditions as the Committee may establish and agree upon with the Recipient, subject to any applicable laws.

Change In Control Provision

   In the event of and upon a “Change in Control” or a “Potential Change in Control”, as defined below:

•	any stock options awarded under the 2003 Directors Plan not previously exercisable and vested will become fully exercisable and vested;

•	all restrictions and limitations, if any, applicable to any restricted stock or stock options will terminate and such restricted stock or stock options will become fully vested; and

•	the value of all outstanding awards, in each case to the extent vested, unless otherwise determined by the Committee prior to any Change in Control or Potential Change in Control, will be cashed out on the basis of the “Change in Control Price”, on the date of any Change in Control or Potential Change in Control.

   A “Change in Control” will occur when any “person” or “group”, as such terms are defined in the 1934 Act, directly or indirectly, becomes the “beneficial owner” (as defined in the Exchange Act or the rules adopted there under) of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities. However, the terms “person” and “group” will not include the Company, any subsidiary of the Company, any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), or any director who, on the effective date of the 2003 Directors Plan, is the beneficial owner of, or has the right to acquire, an amount of stock that is equal to or greater than five percent of the total number of shares of the Company’s stock then outstanding. Further, unless otherwise determined by the Board or any committee of the Board, the terms “person” and “group” will not include any entity or group of entities which has acquired stock of the Company in the ordinary course of business for investment purposes only and not with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having that purpose or effect, as demonstrated by the filing by such entity or group of a statement on Schedule 13G (including amendments thereto) pursuant to Regulation 13D under the Exchange Act, as long as such entity or group continues to hold such stock for investment purposes only.

   A “Change in Control” will also occur when, during any period of 24 consecutive months during the existence of the 2003 Directors Plan, the individuals who, at the beginning of that period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the Board. However, a director who was not a director at the beginning of such 24-month period will be considered to be an Incumbent Director if the director was elected by, or on the recommendation or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors.

   Finally, a “Change in Control” will include the occurrence of a transaction requiring shareholder approval for the acquisition of the Company, or any portion of the outstanding equity securities or voting power of the Company, by an entity other than the Company or a subsidiary through purchase of stock or assets, by merger or otherwise.

   A change in control will not be deemed to be a Change in Control for purposes of the 2003 Directors Plan if the Board approves such change prior to either: (i) the commencement of any of the events described above; or (ii) the commencement by any person, other than the Company, of a tender offer for the Company’s outstanding shares.

   A “Potential Change in Control” will occur when:

•	shareholders approve an agreement by the Company, the completion of which would result in a Change in Control of the Company as described above; or

•	any entity, person or group (other than the Company, a subsidiary of the Company or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) acquires beneficial ownership, directly or indirectly, of securities of the Company representing five percent or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of the 2003 Directors Plan.

   As used above, “Change in Control Price” means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered in any bona fide transaction related to a Change in Control or Potential Change in Control of the Company, at any time during the 60-day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee.

Amendments and Termination

   The Board may amend, alter or discontinue the 2003 Directors Plan at any time, but no such action will impair the rights under any award previously granted without the Recipient’s consent. The Company will submit to the shareholders of the Company, for their approval, any amendments to the Plan which are required to be approved by shareholders, either by law or the rules and regulations of any governmental authority or any stock exchange upon which the stock is then traded. The Company’s Common Shares are currently traded on the New York Stock Exchange.

   Subject to changes in law or other legal requirements that would permit otherwise, the 2003 Directors Plan may not be amended without the approval of the shareholders, to (a) increase the total number of shares of stock that may be issued under the Plan or to any individual during any calendar year (except for adjustments described above), (b) permit the granting of stock options with option exercise prices lower than 100% of the fair market value of the stock on the date of the grant or (c) modify the Plan’s eligibility requirements.

   The Committee may, at any time, amend the terms of any outstanding award, but no such amendment will be made which would impair the rights under an award previously granted without the Recipient’s consent; nor, in the case of any award of a stock option, will any such amendment reduce the option exercise price relating to such stock option or, in any other case, reduce the purchase price (if any) of the stock which is subject to an outstanding award; nor will any such amendment be made which would make the applicable exemptions provided by Rule 16b-3 under the 1934 Act unavailable to any person holding an award without that person’s consent.

   Subject to the above provisions, the Board will have all necessary authority to amend the 2003 Directors Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

Federal Income Tax Consequences of the 2003 Directors Plan

   The following is a brief summary of the general federal income tax consequences of transactions under the 2003 Directors Plan based on federal income tax laws in effect as of February 28, 2003. This summary is not intended to be exhaustive and does not describe any foreign, state or local tax consequences.

Tax Treatment of Restricted Stock

   Unless a Recipient makes an election under Section 83(b) of the Internal Revenue Code, restricted stock awards are not included in his or her income until the award vests. At vesting, the Recipient is taxed, at ordinary income rates, on the fair market value of the stock on the vesting date. Any subsequent appreciation in the stock price would be taxed at capital gains rates (assuming the stock has been held for a period of more than one (1) year from the date of vesting).

   Within 30 days of receipt of a restricted stock award, a Recipient may elect, under Section 83(b) of the Internal Revenue Code, to include in ordinary income on the date of receipt of the restricted stock the fair market value of the stock (without taking into account any restrictions other than those which by their terms never lapse) reduced by the amount, if any, that he or she pays for the stock. Any subsequent appreciation would then be eligible for capital gain treatment (assuming the stock has been held for a period of more than one (1) year from the date of grant).

   In general, the Company is entitled to a deduction equal to the amount included in the Recipient’s ordinary income in the year in which such amount is reported for tax purposes by the Recipient, provided the Company satisfies applicable reporting requirements.

Tax Treatment of Stock Options

   Stock options granted under the 2003 Directors Plan do not qualify as incentive stock options under the Internal Revenue Code and are therefore deemed to be non-qualified stock options for federal income tax purposes. Generally, therefore: (i) no income is realized by the Recipient at the time the option is granted or at vesting; (ii) upon exercise of the option, the Recipient realizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of the exercise over the option exercise price paid for the shares; and (iii) upon disposition of the shares received upon the exercise of the option, the Recipient recognizes, as either short-term or long-term capital gain or loss, depending upon the length of time that the Recipient has held the shares, a gain or loss equal to the difference between the amount realized and the fair market value of the shares on the date of exercise. The Recipient’s tax basis is equal to the sum of the purchase price of the shares and the amount of income, if any, recognized upon the exercise of such option.

   With respect to the exercise of a non-qualified stock option and the payment of the option price by the delivery of Common Shares previously owned by the Recipient, the Recipient will still realize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of the exercise over the option exercise price paid for the shares, but with respect to the shares that are surrendered to pay the option exercise price, the following will apply. If the number of Common Shares received does not exceed the number of Common Shares surrendered, no taxable income will be realized by the Participant at that time as a result of the surrender of the previously owned shares, the tax basis of the Common Shares received will be the same as the tax basis of the Common Shares surrendered, and the holding period of the Recipient in the Common Shares received will include the Recipient’s holding period in the Common Shares surrendered. If, however, the number of Common Shares received exceeds the number of Common Shares surrendered, ordinary income will be realized by the Recipient at the time in the amount of the fair market value of such excess Common Shares, the tax basis of such excess Common Shares will be such fair market value, and the holding period of the Participant in such Common Shares will begin on the date such Common Shares are transferred to the Recipient.

   In general, the Company is entitled to a deduction equal to the amount included in the Recipient’s ordinary income in the year in which such amount is reported for tax purposes by the Recipient, provided the Company satisfies applicable reporting requirements.

Term of Plan

   No award will be granted pursuant to the 2003 Directors Plan on or after January 31, 2013, but awards granted prior to such date may extend beyond that date.

Other Benefit Plans for Directors

   The Company maintains other benefits and plans to compensate and reward non-employee directors. The Company pays retainer, meeting and other fees to directors, maintains the Directors Deferral Plan and has granted stock options on an annual basis to participating directors under the 1990 Plan and the 1998 Plan. These other benefits, fees and plans are described in this proxy statement in more beginning on page 13.

Vote Required for Approval

   The affirmative vote of a majority of the votes cast on this proposal, provided the total number of votes cast represents a majority of the outstanding Common Shares, is required for the approval of this proposal.

   The Board of Directors recommends that the shareholders vote FOR this proposal.

ITEM 5:	APPROVAL OF AN AMENDMENT TO THE COMPANY’S CODE OF REGULATIONS TO ALLOW THE COMPANY TO NOTIFY SHAREHOLDERS OF RECORD OF SHAREHOLDER MEETINGS BY ELECTRONIC OR OTHER MEANS OF COMMUNICATION AUTHORIZED BY THE SHAREHOLDER

    The Board of Directors has approved, subject to the approval of the Company’s shareholders, an amendment to the Company’s Code of Regulations to allow the Company to notify shareholders of the time, place and purposes of each meeting of shareholders by electronic or other means of communication authorized by the shareholder. The Board of Directors recommends that shareholders approve the amendment.

   The full text of Section 3 of Article I of the Code of Regulations reflecting this amendment is attached to this proxy statement as Exhibit B. The following description of the amendment is qualified in its entirety by reference to Exhibit B.

Current Code of Regulations Requirements

   Section 3 of Article I of the Company’s Code of Regulations currently requires the Company to issue written notices to shareholders of record, by personal delivery or by mail, setting forth the time, place and purposes of each shareholder meeting. These provisions require written notices even if the shareholder has consented in advance to receive notices and other materials from the Company by e-mail or some other means of communication. As of February 28, 2003, the Company had                               shareholders of record.

   The current requirements were consistent with Ohio law when the applicable provisions of the Code of Regulations were drafted. However, given recent developments in Ohio corporate law and advances in the area of electronic communication, including e-mail communication and use of the Internet, the Board of Directors believes that the written notice requirement is unduly restrictive and no longer justified if a shareholder authorizes an alternative means of communication.

Reason for and Effects of Proposed Amendment

   Ohio law now permits the Company to adopt alternative methods of providing to shareholders of record notices regarding the time, place and purposes of shareholder meetings, including by overnight courier or by any other means which is authorized by the shareholder to whom the notice is given. Accordingly, the proposed amendment to Section 3 of Article I of the Code of Regulations would allow the Company, if authorized by the shareholder in advance, to send notices of shareholder meetings to such shareholder by alternative means of communication, such as e-mail.

   Shareholders will not be compelled to receive such notices by e-mail or other electronic means; rather, such alternative means of communication may be used only if authorized in advance by the individual shareholder, as required by Ohio law. Ohio law further provides that shareholders must have the right to revoke any authorization that they have previously given, and the Company will accordingly be required to provide a mechanism for shareholders to revoke their authorizations. In addition, if a shareholder has authorized delivery by a means other than in writing and the Company has unsuccessfully attempted on two consecutive occasions to deliver the required notice to such shareholder by such authorized means at the address provided by the shareholder and has received notice that delivery was unsuccessful, the shareholder’s authorization will be deemed revoked under Ohio law. After such a revocation or deemed revocation, the Company would begin again delivering notices of shareholder meetings by mail, personal delivery or overnight delivery to the shareholder’s record address, as required by of Ohio law, until the shareholder authorizes some other form of communication.

   If shareholders authorize these optional methods of delivery of notices of shareholder meetings, the Company would be able to respond better to the needs and desires of its shareholders of record, would be able to provide notices of shareholder meetings to shareholders more quickly as compared with mail delivery, and would be able to take advantage of cost-savings that may result from the use of e-mail or other communications media instead of paper delivery.

   In addition, the proposed amendment to Section 3 of Article I of the Code of Regulations would allow the Company to use electronic delivery formats for shareholders who have chosen to receive proxy statements and annual reports to shareholders in electronic form, as currently permitted under the Federal securities laws. The Securities and Exchange Commission now allows companies to deliver their proxy statements and annual reports in electronic format, subject to certain conditions, if the shareholder has affirmatively approved such a delivery mechanism in advance. Accordingly, a shareholder who agrees to electronic delivery of proxy materials under the Federal securities laws would also be able to receive the notice of the meeting electronically, instead of by a separate mailing as currently required.

   Likewise, many shareholders who own the Company’s Common Shares in “street name” through a brokerage account can now elect to receive such notices electronically through mechanisms instituted by their brokerage firms. By allowing shareholders of record to receive such notices by electronic or other means of communications, the Company could offer shareholders of record the same level of service currently enjoyed by many “street name” shareholders.

   The Board of Directors believes that allowing the delivery of notices of shareholder meetings by electronic or other means, when approved by the shareholder, would improve the Company’s communications to such shareholder and benefit both the Company and the shareholder.

Vote Required For Approval

   Under Ohio corporation law and the Company’s Code of Regulations, the affirmative vote of a majority of the outstanding Common Shares is required for approval of this proposal.

   The Board of Directors recommends that shareholders vote FOR this proposal.

ITEM 6:	APPROVAL OF AN AMENDMENT TO THE COMPANY’S CODE OF REGULATIONS TO ALLOW THE BOARD OF DIRECTORS TO HOLD SHAREHOLDER MEETINGS, OR TO PERMIT SHAREHOLDERS TO ATTEND AND PARTICIPATE IN SHAREHOLDER MEETINGS, BY COMMUNICATIONS EQUIPMENT

   The Board of Directors has approved, subject to the approval of the Company’s shareholders, an amendment to the Company’s Code of Regulations to allow the Board of Directors to hold shareholder meetings, or to permit shareholders to attend and participate in such meetings, using communications equipment. The Board of Directors recommends that shareholders approve the amendment.

   The full text of Section 4 of Article I of the Code of Regulations reflecting this amendment is attached to this proxy statement as Exhibit C. The following description of the amendment is qualified in its entirety by reference to Exhibit C.

Current Code of Regulations Requirements

   Article I, Section 4 of the Company’s Code of Regulations currently requires the Company to hold shareholder meetings in a physical place and makes no provision for shareholders or proxyholders holders to attend and participate in shareholder meetings using communications equipment.

   The current requirements were consistent with Ohio law when the applicable provisions of the Code of Regulations were drafted. However, given recent changes in Ohio law and advances, and potential future developments, in the area of electronic communication, including Internet-based web casts, the Board of Directors believes that the current requirements of the Code of Regulations are unduly restrictive and no longer justified and that the Company should have the flexibility to hold its shareholder meetings electronically, either in whole or in part.

Reason for and Effects of Proposed Amendments

   Recent changes in Ohio law have allowed companies to permit shareholders and proxyholders holders to attend and participate in shareholder meetings using communications equipment or, alternatively, to hold shareholder meetings not in a physical place but solely by means of communication equipment. Accordingly, the proposed amendment to Section 4 of Article I of the Code of Regulations would allow the Board of Directors the discretion to hold shareholder meetings either solely or partially via communications equipment.

   Ohio law also requires, and the proposed amendment to the Company’s Code of Regulations will stipulate, that those attending a shareholder meeting by such electronic means must be able to participate in the meeting contemporaneously with those who are physically present, including the ability to read or hear the proceedings and to speak or otherwise participate in the meeting. The Company must also be able to verify that the person participating is a shareholder or proxyholders holder and to maintain a record of any vote or other actions of such shareholder or proxyholders holder.

   The Board of Directors believes that having this flexibility will allow the Company, as the technology develops, to respond better to the needs and desires of shareholders and proxyholders holders who may want to attend and participate in the Company’s shareholder meetings but may be unable to attend in person. In addition, the Company would have the flexibility to hold electronic-only shareholder meetings if the circumstances justified such meetings.

   The Company does not presently intend to authorize shareholders or proxyholders holders to attend shareholder meetings by means of electronic communications, or to hold electronic-only shareholder meetings. The requirements of Ohio law and the proposed Code of Regulations provisions regarding participation rights and verification of actions taken impose technological hurdles to such communications that must be overcome in a reliable fashion before the Board would authorize such communications. The Company intends to monitor developments in this area and may choose in the future to hold shareholder meetings, or allow shareholders and proxyholders to participate in such meetings, via electronic communications equipment if the Company experiences a strong shareholder demand for such procedures and the technology is available to allow shareholders and proxyholders to attend and participate in meetings in a meaningful fashion on substantially the same basis as if physically present at the meeting.

Vote Required For Approval

   Under Ohio corporation law and the Company’s Code of Regulations, the affirmative vote of a majority of the outstanding Common Shares is required for approval of this proposal.

   The Board of Directors recommends that shareholders vote FOR this proposal.

ITEM 7:	APPROVAL OF AN AMENDMENT TO THE COMPANY’S CODE OF REGULATIONS TO ALLOW SHAREHOLDERS AND OTHERS ENTITLED TO VOTE AT SHAREHOLDER MEETINGS TO APPOINT PROXIES BY VERIFIABLE NON-WRITTEN COMMUNICATIONS

    The Board of Directors has approved, subject to the approval of the Company’s shareholders, an amendment to the Company’s Code of Regulations to allow the Company to give shareholders and others entitled to vote at shareholder meetings the right to appoint proxies by verifiable non-written communications, such as by e-mail, over the Internet or by telephone. The Board of Directors recommends that shareholders approve the amendment.

   The full text of Section 7 of Article I of the Code of Regulations reflecting this amendment is attached to this proxy statement as Exhibit D. The following description of the amendment is qualified in its entirety by reference to Exhibit D.

Current Code of Regulations Requirements

   Article I, Section 7 of the Company’s Code of Regulations currently requires that, if a shareholder or another person entitled to vote, give consent or take other action at shareholder meetings desires to appoint a proxy or proxies, the proxy may be appointed only in a writing signed by the shareholder or other person making the appointment. These requirements apply even if the shareholder or other person would consent to another means of appointing proxies, such as by an electronic means of communication.

   The current requirements were consistent with Ohio law when the applicable provisions of the Code of Regulations were drafted. However, given recent developments in Ohio law and advances in the area of electronic communication and proxy voting technology, including e-mail and Internet-based and telephone-based voting mechanisms, the Board of Directors believes that the limitations contained in the existing Code of Regulations provisions are unduly restrictive and no longer justified if shareholders desire to appoint their proxies by alternative verifiable communications.

Reason for and Effects of Proposed Amendments

   Since the applicable provisions in the Company’s Code of Regulations were drafted, Ohio corporate law has been expanded to allow proxies to be appointed not only in writing, but also by a verifiable communication authorized by the shareholder or other person entitled to vote. Accordingly, the Board of Directors proposes to amend Section 7 of Article I of the Code of Regulations, as permitted by Ohio law, to allow the Company to permit shareholders and others to appoint proxies by a verifiable communication authorized by the person.

   This verifiable communication might be in the form of e-mail, other Internet-based communication, a telephone-based system or some other means of communication. In each case, the Company must use some verifiable means, such as a unique code or PIN (personal identification number) or other identifying information, to provide reasonable assurance that the person appointing the proxy is the shareholder or person authorized to take such action. A shareholder’s use of these alternative means of appointing proxies, however, will be voluntary. Shareholders will continue to have the right, if they so choose, to appoint proxies in writing.

   The Board of Directors believes that permitting proxies to be appointed electronically by verifiable means, with shareholder authorization, will benefit both the Company and its shareholders. This change will provide shareholders of record and other persons entitled to vote at shareholder meetings with additional choices for appointing proxies, other than the currently required written proxy card, allowing more convenient ways for some shareholders to exercise their right to vote their Common Shares, which may result in more active participation by the Company’s shareholders. In addition, shareholders of record will then be put on the same footing as shareholders who own their Common Shares in “street name”, many of whom are currently permitted to give their voting instructions to their brokerage firms electronically through means arranged by the brokerage firms. Furthermore, by allowing proxies to be appointed electronically through verifiable communications, the Company may be able to reduce the administrative work associated with shareholder meetings, potentially realizing cost savings.

Vote Required For Approval

   Under Ohio corporation law and the Company’s Code of Regulations, the affirmative vote of a majority of the outstanding Common Shares is required for approval of this proposal.

   The Board of Directors recommends that shareholders vote FOR this proposal.

INDEPENDENT ACCOUNTANTS

    Following are the aggregate fees billed to the Company for the fiscal year ended December 31, 2002, by the Company’s independent accountants, PricewaterhouseCoopers LLP:

   Audit Fees: $480,123

   Financial Information Systems Design and Implementation Fees: $0

   All Other Fees: $413,961 (primarily includes: statutory audit fees of $222,105; consulting services for compliance with state insurance laws; and debt offering review and consent.)

   The Audit Committee has considered whether the provision of the non-audit services is compatible with maintaining the principal accountants’ independence.

   At the meeting of the Board of Directors of the Company held on January 31, 2003, the Board selected PricewaterhouseCoopers LLP to serve as the independent accountants for the Company and its subsidiaries for 2003. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement about the Company’s financial condition, if they desire to do so, and to respond to appropriate questions.

SHAREHOLDER PROPOSALS

    Any shareholder who intends to present a proposal at the 2004 Annual Meeting of Shareholders for inclusion in the proxy statement and form of proxy relating to that meeting may do so in accordance with Securities and Exchange Commission Rule 14a-8 and is advised that the proposal must be received by the Secretary at the Company’s principal executive offices located at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143, not later than November 17, 2003. For those shareholder proposals which are not submitted in accordance with Rule 14a-8, the proxies designated by the Board may exercise their discretionary voting authority, without any discussion of the proposal in the Company’s proxy materials, with respect to any proposal which is received by the Company after February 2, 2004.

SHAREHOLDER VOTE TABULATION

    Votes will be tabulated by or under the direction of Inspectors of Election, who may be regular employees of the Company. The Inspectors of Election will certify the results of the voting at the Annual Meeting.

   The director nominees who receive the greatest number of affirmative votes will be elected directors. Abstentions and broker non-votes thus will not affect the results of the election.

   The proposal to amend the Company’s Amended Articles of Incorporation to increase the number of authorized Common Shares from 300,000,000 to 600,000,000 will be adopted if approved by the affirmative vote of a majority of the outstanding Common Shares. Abstentions and broker non-votes will not be counted as affirmative votes and thus will have the same effect as a vote against this proposal.

   The proposal to approve The Progressive Corporation 2003 Incentive Plan and The Progressive Corporation 2003 Directors Equity Incentive Plan will be adopted if approved by the affirmative vote of the majority of the votes cast on this proposal, provided the total number of votes cast represents a majority of the outstanding Common Shares are voted on the proposal. Abstentions and broker non-votes will not be counted as cast votes.

   The three proposals to amend the Company’s Code of Regulations will be adopted if approved by the affirmative vote of a majority of the outstanding Common Shares. Abstentions and broker non-votes will not be counted as affirmative votes and thus will have the same effect as a vote against this proposal.

HOUSEHOLDING

    The Securities and Exchange Commission recently approved a new rule concerning the delivery of annual reports and proxy statements. The rule permits a single set of these reports to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding. In accordance with a notice sent earlier during 2002 to certain beneficial shareholders who share a single address, only one copy of this proxy statement and the attached annual report will be sent to that address, unless any shareholder residing at that address gave contrary instructions.

   If any beneficial shareholder residing at such an address desires at this time to receive a separate copy of this proxy statement and the attached annual report, a copy can be obtained by calling toll-free 1-800-542-1061, or by writing to The Progressive Corporation, Investor Relations at 6300 Wilson Mills Road, Box W-33, Mayfield Village, OH 44143. In addition, if any such shareholder wishes to receive a separate proxy statement and annual report in the future, the shareholder should provide such instructions by calling toll-free 1-800-542-1061.

OTHER MATTERS

    The solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally. The Company has engaged the firm of Morrow & Co., New York, New York, to assist it in the solicitation of proxies at an estimated cost of $10,000. Proxies may be solicited by directors, officers and employees of the Company without additional compensation.

   If the enclosed proxy is executed and returned, the shares represented thereby will be voted in accordance with any specifications made therein by the shareholder. In the absence of any such specifications, the proxies will be voted:

(1)	to elect the three nominees named under “Election of Directors” above;

(2)	FOR the proposal to amend the Company’s Amended Articles of Incorporation to increase the number of authorized Common Shares from 300,000,000 to 600,000,000;

(3)	FOR the proposal to approve The Progressive Corporation 2003 Incentive Plan and the performance goals set forth therein;

(4)	FOR the proposal to approve The Progressive Corporation 2003 Directors Equity Incentive Plan;

(5)	FOR the proposal to amend the Company’s Code of Regulations to allow the Company to notify shareholders of record of shareholder meetings by electronic or other means of communication authorized by the shareholder;

(6)	FOR the proposal to amend the Company’s Code of Regulations to allow the Board of Directors to hold shareholder meetings, or to permit shareholders to attend and participate in shareholder meetings, by communications equipment; and

(7)	FOR the proposal to amend the Company’s Code of Regulations to allow shareholders and others entitled to vote at shareholder meetings to appoint proxies by verifiable non-written communications.

   The presence of any shareholder at the meeting will not operate to revoke his proxy. A proxy may be revoked at any time insofar as it has not been exercised by giving written notice to the Company or in open meeting.

   If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know at this time of any other matters that will be presented for action at the meeting.

AVAILABLE INFORMATION

    The Company will furnish, without charge, to each person to whom a proxy statement is delivered, upon oral or written request, a copy of the Company’s Annual Report on Form 10-K for 2002 (other than certain exhibits). Requests for such documents should be submitted in writing to Jeffrey W. Basch, Chief Accounting Officer, The Progressive Corporation, 6300 Wilson Mills Road, Mayfield Village, OH 44143, by telephone at (440) 446-2851 or e-mail at investor relations@progressive.com.

By Order of the Board of Directors.

Charles E. Jarrett, Secretary

March      , 2003

EXHIBIT A

    The following is the full text of the first paragraph of Article FOURTH of the Amended Articles of Incorporation of The Progressive Corporation (“Company”), reflecting the amendment described in Item 2 of the Company’s Proxy Statement dated March      , 2003.

   Article FOURTH. The authorized number of shares of the corporation is 625,000,000, consisting of 20,000,000 Serial Preferred Shares, without par value (hereinafter called “Serial Preferred Shares”), 5,000,000 Voting Preference Shares, without par value (hereinafter called “Voting Preference Shares”), and 600,000,000 Common Shares, $1.00 par value (hereinafter called “Common Shares”).

A-1

EXHIBIT B

    The following is the full text of Section 3 of Article I of the Code of Regulations of The Progressive Corporation (“Company”), reflecting the amendment described in Item 5 of the Company’s Proxy Statement dated March           , 2003.

   Section 3. Notices of Meetings. Unless waived, written notice of each annual or special meeting stating the time, place, and the purposes thereof, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, shall be given by personal delivery, by mail, by overnight delivery service or by any other means of communication authorized by the shareholder to whom the notice is given, to each shareholder of record entitled to vote at or entitled to notice of the meeting, not more than sixty (60) days nor less than seven (7) days before any such meeting. If mailed or sent by overnight delivery service, such notice shall be directed to the shareholder at his address as the same appears upon the records of the corporation. If sent by any other means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations.

B-1

EXHIBIT C

    The following is the full text of Section 4 of Article I of the Code of Regulations of The Progressive Corporation (“Company”), reflecting the amendment described in Item 6 of the Company’s Proxy Statement dated March           , 2003.

   Section 4. Place of Meetings. Meetings of shareholders shall be held at the principal office of the corporation unless the board of directors determines that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state. Notwithstanding the foregoing, the board of directors may determine that a meeting of shareholders shall not be held at any physical place, but instead may be held solely by means of communications equipment as authorized in the following paragraph.

   If authorized by the board of directors, the shareholders and proxyholders who are not physically present at a meeting of shareholders may attend a meeting of shareholders by use of communications equipment that enables the shareholder or proxyholder an opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting and to speak or otherwise participate in the proceedings contemporaneously with those physically present. Any shareholder using communications equipment will be deemed present in person at the meeting, whether the meeting is to be held at a designated place or solely by means of communications equipment. The directors may adopt guidelines and procedures for the use of communications equipment in connection with a meeting of shareholders to permit the corporation to verify that a person is a shareholder or proxyholder and to maintain a record of any vote or other action.

C-1

EXHIBIT D

    The following is the full text of Section 7 of Article I of the Code of Regulations of The Progressive Corporation (“Company”), reflecting the amendment described in Item 7 of the Company’s Proxy Statement dated March           , 2003.

   Section 7. Proxies. A person who is entitled to attend a shareholders’ meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person or appointed by a verifiable communication authorized by the person.

D-1

THE PROGRESSIVE CORPORATION

Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders

The undersigned hereby appoints W. Thomas Forrester, Charles E. Jarrett and David M. Coffey, and each of them, with full power of substitution, as proxies for the undersigned to attend the Annual Meeting of Shareholders of The Progressive Corporation, to be held at 6671 Beta Drive, Mayfield Village, Ohio, at 10:00 a.m., Cleveland time, on April 18, 2003, and thereat, and at any adjournment thereof, to vote and act with respect to all Common Shares of the Company which the undersigned would be entitled to vote, with all power the undersigned would possess if present in person, as follows:

1.	☐ WITH or ☐ WITHOUT authority to vote (except as marked to the contrary below) for the election as directors of all three nominees listed below.

Stephen R. Hardis, Philip A. Laskawy and Norman S. Matthews

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee’s name on the space provided below.)

2.	Proposal to approve an amendment to the Company’s Amended Articles of Incorporation to increase the number of authorized Common Shares from 300,000,000 to 600,000,000.
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	Proposal to approve The Progressive Corporation 2003 Incentive Plan and the performance goals set forth therein.
☐ FOR ☐ AGAINST ☐ ABSTAIN
4.	Proposal to approve The Progressive Corporation 2003 Directors Equity Incentive Plan.
☐ FOR ☐ AGAINST ☐ ABSTAIN

(Continued, and to be dated and signed, on the other side)

                  (Continued from the other side)

5.	Proposal to approve an amendment to the Company’s Code of Regulations to allow the Company to notify shareholders of record of shareholder meetings by electronic or other means of communication authorized by the shareholder.
☐ FOR ☐ AGAINST ☐ ABSTAIN
6.	Proposal to approve an amendment to the Company’s Code of Regulations to allow the Board of Directors to hold shareholder meetings, or to permit shareholders to attend and participate in shareholder meetings, by communications equipment.
☐ FOR ☐ AGAINST ☐ ABSTAIN
7.	Proposal to approve an amendment to the Company’s Code of Regulations to allow shareholders and others entitled to vote at shareholder meetings to appoint proxies by verifiable non-written communications.
☐ FOR ☐ AGAINST ☐ ABSTAIN
8.	In their discretion, to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted as specified by the shareholder. If no specifications are made, this proxy will be voted to elect the nominees identified in Item 1 above and to approve the Proposals described in Items 2 through 7 above.

    Receipt of Notice of Annual Meeting of Shareholders and the related Proxy Statement dated March xx, 2003, is hereby acknowledged.

Date: ___________________________________ , 2003

Signature of Shareholder(s)

Please sign as your name or names appear hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Proxy Card